United States Securities and Exchange Commission
                             Washington, D.C.  20549
                                                      REGISTRATION NO. 333.41938

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INTEGRAL TECHNOLOGIES, INC.
                          ---------------------------
                 (Name of small business issuer in its charter)

              Nevada                       3663                           98-0163519
-----------------------------  -----------------------------  ----------------------------------
  (State or jurisdiction of    (Primary Standard Industrial   I.R.S. Employer Identification No.
incorporation or organization  Classification Code Number)

                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
          (Address and telephone number of principal executive offices)

                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington  98225
                          -----------------------------
       (Address of principal place of business or intended principal place of business)

                                 William A. Ince
                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Troy A. Young, Esq.
                            Futro & Trauernicht LLC
                      1401 Seventeenth Street, 11th Floor
                             Denver, Colorado 80202
                              phone: (303) 295-3360
                            facsimile: (303) 295-1563

                            -------------------------

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.   ___

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check
the  following  box.    X
                       ---

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.   ___

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.   ___

If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434,
please  check  the  following  box.   ___

The Registrant is filing this Post-Effective Amendment to its Registration Statement on Form SB-2, file number 333-41938, which was declared effective on August 9, 2000.

                                      CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                  Proposed Maximum    Proposed Maximum      Amount of
Title of each Class of Securities   Amount to be  Offering Price      Aggregate Offering    Registration
to be Registered                    Registered    Per Security (1)    Price                 Fee
---------------------------------------------------------------------------------------------------------

Common Stock, par $0.001(2)           12,000,000  $           1.5775  $        18,930,000  $    4,997.52

Common Stock, par $0.001 (3)             495,000  $           1.5775  $        780,862.50  $      206.15

Common Stock, par $0.001 (4)           2,650,000  $           1.5775  $         4,180,375  $    1,103.62

Common Stock, par $0.001 (5)           1,325,000  $             1.80  $         2,385,000  $      629.64

Total                                                                 $     26,276,237.50  $  6,936.93(6)
=========================================================================================================

(1)  In  accordance  with Rule 457(c), the aggregate offering price of shares of common stock of Integral is  estimated  solely  for  purposes  of  calculating  the  registration fees payable pursuant hereto, as determined  in accordance with Rule 457(c), using the average of the high and low sales price reported by the  OTC  Bulletin  Board  for  the  Common Stock on July 14, 2000, which was $1.5775 per share and, with respect  to shares of common stock of Integral issuable upon exercise of outstanding warrants, the higher of  (1)  such  average  sales  price  or  (2)  the  exercise  price  of  such  warrants.

(2)  Includes up to 10,800,000 share of common stock held by certain selling securityholders and issuable pursuant  to  an  equity  line  investment  agreement with Swartz Private Equity, LLC and up to 1,200,000 shares  upon the exercise of common stock purchase warrants issuable to Swartz. The warrants are issuable to  Swartz  from  time  to  time  when Integral exercises its put right to sell shares of common stock to
Swartz.  Pursuant to the terms of the investment agreement, Integral is required to issue Swartz warrants to  purchase  a  number  of  shares  of  common stock equal to 10% of the number of shares sold to Swartz pursuant  to the agreement. The exercise price of a warrant will initially be equal to 110% of the market price on the date that Integral exercises its put right to sell shares of its common stock to Swartz, but is  subject  to  downward  adjustment  under  certain  circumstances.

(3)  Issuable upon the exercise of common stock commitment warrants issued to Swartz Private Equity, LLC, on  December  13,  1999.  The  exercise price of the warrants was initially $1.306, was reset to $0.50 on
June  13,  2001,  and  is  subject  to downward adjustment under certain circumstances. On each six month anniversary of the date of issuance, Integral will calculate a reset exercise price that will be equal to
110%  of  the  lowest  closing bid price of the common stock for the five trading days ending on each six month anniversary date. The exercise price will be equal to the lowest reset exercise price determined on any  six  month anniversary of the date of issuance preceding the date on which the warrant is exercised, subject  to  anti-dilution  adjustments.

(4)  Represents  outstanding  shares  of  common  stock  held  by  certain  selling  securityholders.

(5)  Issuable  upon  the  exercise  of  common  stock  purchase  warrants  held  by  certain  selling securityholders.  The  original  exercise  price  of  the  warrants  was  $1.80  per  underlying  share.

(6)  Previously paid with initial registration statement filed on July 21, 2000.

The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section  8(a),  may  determine.

                                   PROSPECTUS

                           INTEGRAL TECHNOLOGIES, INC.

              The Resale of Up To 16,470,000 Shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their resale.
                   -------------------------------------------

This prospectus relates to the resale by the selling securityholders of up to 16,470,000 shares of common stock. The selling securityholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. As of August 9, 2000, which is the date this offering commenced, of the shares offered:

     o up to 12,000,000 shares were issuable to Swartz Private Equity, LLC pursuant to the Investment Agreement between Swartz and Integral dated May 11, 2000;

     o up to 495,000 shares were issuable upon the exercise of warrants issued or issuable to Swartz under the Investment Agreement;

     o    2,650,000  shares  were  held  by  other  selling securityholders; and

     o up to 1,325,000 shares were issuable upon the exercise of outstanding warrants held by other selling securityholders.

We will receive no proceeds from the sale of the shares by the selling shareholders. However, we have received proceeds from the sale of shares that are presently outstanding. We may receive up to $25 million of proceeds from the sale of shares to Swartz pursuant to the Investment Agreement. In addition, we have received some proceeds, and may receive additional proceeds, from the exercise of warrants held by Swartz and other selling securityholders.

Our common stock is quoted on the over-the-counter Electronic Bulletin Board under the symbol ITKG.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 6 of this prospectus.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            --------------------------------------------------------

                The date of this prospectus is December __, 2002

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS


    SECTION                                                                 PAGE
    -------                                                                 ----

1.      Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . .     3
2.      Cautionary Statement Concerning Forward Looking Statements . . . .     3
3.      Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
4.      Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .     8
5.      Description of Integral. . . . . . . . . . . . . . . . . . . . . .     8
6.      Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .    11
7.      Description of Property. . . . . . . . . . . . . . . . . . . . . .    11
8.      Market for Common Stock and Related Shareholder Matters. . . . . .    11
9.      Management's Plan of Operation . . . . . . . . . . . . . . . . . .    12
10.     Directors and Executive Officers . . . . . . . . . . . . . . . . .    14
11.     Ownership of Securities by Beneficial Owners and Management. . . .    15
12.     Executive Compensation . . . . . . . . . . . . . . . . . . . . . .    17
13.     Certain Relationships and Related Transactions . . . . . . . . . .    22
14.     Selling Securityholders. . . . . . . . . . . . . . . . . . . . . .    22
15.     Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . .    27
16.     Description of Securities. . . . . . . . . . . . . . . . . . . . .    27
17.     Interest of Named Experts and Counsel. . . . . . . . . . . . . . .    29
18.     Indemnification Disclosure For Securities Act Liabilities. . . . .    29
19.     Changes In and Disagreements With Accountants
        On Accounting and Financial Disclosure . . . . . . . . . . . . . .    29
20.     Where You Can Find More Information. . . . . . . . . . . . . . . .    29
21.     Financial Statements . . . . . . . . . . . . . . . . . . . . . . .    30

                               PROSPECTUS SUMMARY

This  summary  highlights  information  contained  elsewhere in this prospectus.
This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and related notes.

Unless the context otherwise requires, the terms "we," "our," "us," and "Integral" refer to Integral Technologies, Inc., a Nevada corporation. Our principal offices are located at 805 W. Orchard Drive, Suite 3, Bellingham,
Washington 98225. Our telephone number is (360) 752-1982. The address of our Web site is www.itkg.net. Information contained on our Web site is not a part of this prospectus.

The  Offering
-------------

Securities  Offered      Up  to  16,470,000  shares  of  Common  Stock.

Offering  Price          The shares being registered hereunder are being offered
                         by the selling securityholders from time to time at the then current market price.

Dividend  Policy         Integral  does  not anticipate paying dividends on its
                         Common  Stock  in  the  foreseeable  future.

Use  of  Proceeds        The shares offered herein are being sold by the selling
                         securityholders and as such, Integral will not receive any of the proceeds of the offering (see, "Use of Proceeds" section).

Material Risk Factors    This offering involves a high degree of risk, elements
                         of which include possible lack of profitability, competition, breach of leasing agreements, death or incapacity of management and inadequate insurance coverage. There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general. There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference contain forward-looking statements. Forward-looking statements relate to our future operations. They estimate the occurrence of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

     -    believes
     -    intends
     -    projects
     -    forecasts
     -    predicts
     -    may
     -    will
     -    expects
     -    estimates
     -    anticipates
     -    probable
     -    continue

This list is not comprehensive. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The risk factors discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements and documents incorporated by reference were compiled by Integral based upon assumptions it considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary, and these variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, Integral makes no representation or warranty as to their accuracy or completeness. In addition, Integral cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus or the date of the documents incorporated by reference, as the case may be. Integral does not intend to update these statements, except as required by law. Therefore, you should evaluate them by considering any changes that may have occurred after the date these forward-looking statements appear.

Integral cannot guarantee the assumptions relating to the forward-looking statements or the documents incorporated by reference will prove to be accurate. Therefore, while these forward-looking statements contain Integral's best good faith estimates as of the date of this prospectus, Integral urges you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.


                                  RISK FACTORS

An investment in our common stock involves major risks. The Investor should carefully consider the following risk factors, in addition to all of the other information available to the Investor, in determining whether to purchase shares of our stock.

WE ARE A HIGHLY SPECULATIVE INVESTMENT. Integral has been operating at a loss since inception, and you cannot assume that Integral's plans will either materialize or prove successful. There is no assurance that Integral's operations will become profitable. In the event Integral's plans are unsuccessful, you may lose all or a substantial part of your investment. For these and other reasons, the purchase of Integral's stock must be considered a highly speculative investment.

WE HAVE A HISTORY OF OPERATING LOSSES AND FINANCIAL INSTABILITY. For the year ended June 30, 2002, Integral had a net loss of approximately $3.8 million. Losses are expected to continue for an undetermined time. As of June 30, 2002, Integral had a stockholders' deficit of $690,396 and a deficit accumulated during the development stage of approximately $13.2 million. The long term financial success of Integral will depend largely upon facts related to Integral's operations. A report by Integral's independent auditors for the period ended June 30, 2002 stated that there is substantial doubt as to whether Integral will be able to continue operations. There can be no assurance as to whether Integral will be able to achieve profitable operations or sustained revenues.

WE LACK FUNDS AND CANNOT BE SURE THAT FUTURE CAPITAL WILL BE AVAILABLE. We do not currently have adequate funds available to fund our operations over the next twelve months, and we continue to require substantial funds for capital expenditures and related operating expenses in pursuit of our business plans. The timing and amount of such spending is difficult to predict accurately and will depend upon many factors. To the extent required, Integral may seek additional funds through additional private placements that will be exempt from registration. Any such additional private placements will not require prior shareholder approval and may include offerings of equity securities such as common stock or preferred stock which is convertible into common stock, or debt securities such as notes or debentures convertible into common stock. If additional funds are raised by issuing equity or debt securities, further dilution to shareholders could occur. Additionally, investors purchasing future equity or debt securities could be granted registration rights by Integral.

There can be no assurance that additional financing will be available when needed or on terms acceptable to Integral.

WE DEPEND ON EXISTING MANAGEMENT; NO ADDITIONAL LIFE INSURANCE ON KEY PERSONNEL IS CARRIED. Integral's future success depends in a significant part upon the continued service of certain key management personnel. Competition for such personnel is intense, and there can be no assurance that Integral can retain its key managerial personnel or that it can attract, assimilate or retain other highly qualified managerial personnel in the future. The loss of key personnel, especially if without advance notice, or the inability to hire or retain qualified personnel could have a material adverse effect upon Integral's business, financial condition and result of operations. Integral does not currently maintain additional life insurance on the life of any of its key officers, directors, employees or consultants. To date, Integral has relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund its operations.

INDEMNIFICATION OF DIRECTORS AND OFFICERS. Integral's by-laws provide that Integral will indemnify a current or past director or officer, or person who has acted in such capacity for another corporation at the request of Integral, (and such person's heirs and legal representatives) against all reasonably incurred costs and amounts paid to settle an action, in a proceeding where he has been named as a party because of his role.

Integral has been advised that while indemnification may be invoked to disclaim liability for damages by directors, officers or persons controlling Integral under these circumstances, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

PATENTS AND PROPRIETARY RIGHTS SUBJECT TO UNCERTAINTY; POSSIBLE INFRINGEMENT BY INTEGRAL. Integral relies on a combination of patents, trademarks, copyright and trade secret laws, confidentiality procedures and licensing arrangements to protect its intellectual property rights. There can be no assurance that any patents held by Integral will not be challenged and invalidated, that patents will issue from any of the Integral's pending applications or that any claims allowed from existing or pending patents will be of sufficient scope or strength or be issued in all countries where Integral's products can be sold so as to provide meaningful protection or any commercial advantage to Integral. Competitors of Integral may also be able to design around its patents.

Integral obtained its rights to some of its technologies pursuant to a chain of agreements and sublicenses. Accordingly, there can be no assurance Integral will not be subject to claims from prior parties related to these technologies or that any such parties will not attempt to exploit the technology independently of Integral's rights to do so. There is no assurance that Integral's technologies or products do not and will not infringe the patents or proprietary rights of third parties.

Problems with patents or other rights could potentially increase the cost of Integral's products or delay or preclude new product development and commercialization by Integral. If infringement claims against Integral are deemed valid it may seek licenses that might not be available on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect Integral's technology and could have a materially adverse effect on Integral and its business prospects. There can be no assurance that any application of Integral's technologies will not infringe upon the proprietary rights of others or that licenses required by Integral from others will be available on commercially reasonable terms, if at all.

PENDING LITIGATION. Integral and its subsidiary are parties to a legal dispute with a former employee, and the parties have commenced the process of arbitration. The former employee is alleging breach of an employment contract and is claiming that he is entitled to approximately $18 million in damages. Both Integral and its subsidiary believe that the claims are frivolous and without merit, and that the former employee is not owed any amounts whatsoever. Integral and its subsidiary are vigorously defending the matter. However, as with any legal dispute, there is an inherent risk that the final outcome could result in substantial costs and uncertainty to the Company.

PREFERRED STOCK. The Articles of Incorporation of Integral authorize the issuance of 20,000,000 shares of preferred stock. The preferred stock may be divided into one or more series. The board of directors is authorized to determine the rights, provisions, privileges and restrictions and number of authorized shares of any series of preferred stock. Additionally, the preferred stock can have other rights, including voting and economic rights that are senior to the common stock. The issuance of preferred stock could adversely affect the market value of the common stock.

1,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock of which 439,610 are issued and outstanding, and held by two insiders of Integral. Each share of Series A Convertible Preferred Stock:

-    has a stated value and liquidation preference of $1.00;

-    has a 5% annual dividend, payable in cash or shares of common stock;

- may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

- may be redeemed by Integral within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

-    may be voted on all matters on an as-converted basis; and

- may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of Integral.

The details of the dividend rates, liquidation preferences, redemption provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions are set forth in the "Designation of Rights and Preferences of Series A Convertible Preferred Stock," that was filed as an amendment to the Articles of Incorporation on November 16, 1999.

WE HAVE NEVER PAID DIVIDENDS. The board of directors of Integral has the sole authority to determine whether cash dividends will be paid. This decision will depend on many factors including Integral's earnings, capital requirements and financial condition. Integral has not paid cash dividends in the past and does not anticipate paying cash dividends in the near future.

HOW FUTURE ISSUANCES OF COMMON STOCK PURSUANT TO OUR STOCK OPTION PLANS WILL AFFECT YOU. Integral has a non-qualified stock option plan in effect. As of September 30, 2002, approximately 2,095,000 shares are available under the plan for issuance either directly or pursuant to options, to officers, directors, employees and consultants of Integral and its subsidiaries. As of September 30, 2002, of the 2,095,000 shares available, approximately 2,085,000 are under option, at exercise prices ranging between $.40 to $1.50 per share. When additional shares are issued under this plan, your stock ownership may be diluted. Additional stock or options to acquire stock of Integral can be granted at any time by the board of directors, usually without shareholder approval.

HOW FUTURE SALES OF COMMON STOCK MAY AFFECT YOU. Future sales of common stock by management personnel and others may be made under Rule 144 of the 1933 Act. In general, under Rule 144, a person who has held their stock for one year may, under certain circumstances, sell within any three-month period a number of shares which is not greater than one percent of the then outstanding shares of common stock or (if qualified) the average weekly trading volume in shares during the four calendar weeks immediately prior to such sale. Under certain circumstances, the sale of shares which have been held for two years by a person who is not affiliated with Integral is also permitted. Management personnel and others have or may acquire shares of common stock which are exempt from registration pursuant to Rule 701 or may be registered on Form S-8 and which may be sold in compliance with state securities laws without restriction by non-affiliates in, and by those affiliated with Integral either (i) under Rule 144 but without the one-year holding period or (ii) pursuant to an effective reoffer prospectus filed for the Form S-8. Future sales of common stock may have an adverse effect on the current market price of the common stock and adversely affect Integral's ability to obtain future funding as well as create a potential market overhang.

OUR STOCK HAS BEEN LIMITED IN ITS PUBLIC TRADING; VOLATILITY OF STOCK. There has been a limited public trading market for the common stock of Integral, and there can be no assurance that an active trading market will be sustained upon the completion of the offering. The issuance of common stock on conversion of the debentures or exercise of the warrants and the subsequent sale of the common stock pursuant to this prospectus can dilute the common stock and adversely affect the market price of the common stock. There can be no assurance that the market price of the stock will not decline below its current price. The market price for securities of telecommunications and internet companies have historically been highly volatile. Integral believes that fluctuations in its operating results and even mild expressions of interest on a particular day
(being traded on the OTC Bulletin Board) can cause the market price of its shares to fluctuate, perhaps substantially. The stock can expect to experience substantial price changes in short periods of time, owing to the unpredictability of the Bulletin Board. Stock markets in the United States have, from time to time, experienced significant price and volume fluctuations which are not necessarily related to Integral net worth or any other established criteria of value. It can be expected that substantial price swings will occur in the stock for the foreseeable future, and percentage changes in stock indices (such as the Dow Jones Industrial Average) could be magnified, particularly in downward movements of the markets. These fluctuations may adversely affect the price of the common stock.

RESTRICTIONS ON SECONDARY TRADING. While it is posted on the OTC Bulletin Board and trades below $5.00 per share, Integral's common stock will be subject to restrictions imposed by law that limit the ability of broker-dealers which sell such securities to anyone other than established customers and investors which meet certain sophisticated investor tests. These restrictions can affect the ability of broker-dealers to sell Integral's stock and can also affect your ability to resell your stock in any trading market that may develop.

TECHNOLOGIES IN VARIOUS STAGES OF DEVELOPMENT; NO ASSURANCE OF COMPLETION; MAY BE SUBJECT TO ADDITIONAL DELAYS. Integral's technologies and products are in various stages of development. There can be no assurance that additional products can be introduced or technologies completed to production or marketability due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Integral has generated virtually no revenues from its various technologies to date and there is no assurance of revenues in the future. Integral's development projects are high risk in nature, where unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that a further development is not feasible.

The development of Integral's technologies has taken longer than anticipated by management and could be subject to additional delays. Therefore, there can be no assurance of timely completion and introduction of these technologies on a cost-effective basis, or that such technologies, if introduced, will achieve market acceptance.

FUTURE DEPENDENCE ON MARKET ACCEPTANCE OF INTEGRAL'S TECHNOLOGIES AND PRODUCTS. The future of Integral is dependent upon the success of the current and future generations of one or more of Integral's technologies. There can be no assurance that Integral can introduce any of its technologies or new products or that, if introduced, they will achieve market acceptance such that in combination with existing products they will sustain Integral or allow it to achieve profitable operations.

SIGNIFICANT COMPETITION AND POSSIBLE OBSOLESCENCE. Technological competition from other and longer established antenna companies is significant and expected to increase. Most of the companies with which Integral competes and expects to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. Integral's ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than are available to Integral. In addition, one or more of Integral's competitors may succeed or may have already succeeded in developing technologies and products that are more effective than any of those offered or being developed by Integral, rendering Integral's technology and products obsolete or noncompetitive.

DEPENDENCE ON OUTSIDE MANUFACTURERS AND SUPPLIERS. Currently, we rely, and intend to continue to rely, on outside suppliers for raw materials and components used in our antenna products. We also rely on outside manufacturers to assemble our antenna products. There can be no assurance that these suppliers and manufacturers will be able to meet our cost and performance requirements in the future. In the event that any of our suppliers or manufacturers should become too expensive or suffer from quality control problems or financial difficulties, we would have to find alternative sources, which could disrupt our business and have an adverse effect on our financial condition.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling securityholders. Any net proceeds from the exercise of warrants are intended to be used for general corporate purposes


                             DESCRIPTION OF INTEGRAL


BUSINESS DEVELOPMENT
--------------------

     Integral Technologies, Inc. ("Integral," the "Company" or the "Registrant") is a development stage company, incorporated under the laws of the State of Nevada on February 12, 1996. To date, Integral, directly and through its subsidiaries, has expended its resources on the research and development of several different types of technologies.

     Presently, Integral is focusing substantially all of its resources on the researching, developing and commercializing of new antenna technologies directly and through its wholly-owned subsidiary, Antek Wireless, Inc.

EMPLOYEES
---------

     Integral and its subsidiaries currently employ a total of 5 people on a full-time basis. Research and development activities are conducted primarily by two employees. However, Integral also relies on the expertise of several technical advisors who are consulted as needed on a part-time, contract basis.

SUBSIDIARIES
------------

                        SUBSIDIARY - ANTEK WIRELESS, INC.
                        ---------------------------------

     Antek Wireless, Inc. ("Antek"), a wholly-owned subsidiary of Integral, was incorporated in the State of Delaware on November 2, 1999 as NextAntennas.Com, Inc. The change of name to Antek became effective July 7, 2000. Antek develops and commercializes new antenna technologies. The focus of Antek will be to continue to develop and commercialize new antenna technologies designed to meet the needs of the wireless telecommunications industry.

                                Antenna Products
                                ----------------

     The Company expects to now be able to focus its marketing efforts through to the end of calendar 2003 on two primary wireless market segments. The Company's Plastenna technology will be marketed to manufacturers of such wireless devices as cellular phones, portable phones, paging communicators, satellite communications, global positioning systems (GPS) and wireless based networks. The Company's GPS/LEO antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and low earth orbit (LEO) satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications.

PLASTENNA

     The Company has developed and prototyped a new antenna technology. The pioneering aspect of the Plastenna technology is that it opens the doors to vast new horizons in antenna design and manufacturing processes. The combination of the Company's proprietary recipe of conductive materials, and a selection of resins from various resin suppliers results in a covert moldable antenna, that can become part of the shell or case of any wireless device, be it phones, radios, or even body parts of vehicles, or new designs for conventional antennas as we know them today. Our research indicates that the Plastenna technology vastly improves design flexibility, increases signal performance, reduces manufacturing costs, and shows a marked reduction in power consumption.

GPS/LEOS Antenna

     Integral has recently finalized the development of a "ruggedized" GPS/LEO antenna, measuring only 13.25 inches by 9.90 inches, and .870 inches in height. The term "ruggedized" is used to describe the durability of this antenna, that is to say it can withstand the elements and yet endure significant shock and vibration effects. This antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and LEO satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications.

     Integral continues to advance to the next stage of the commercialization of its proprietary antenna technologies. The Company's Plastenna and GPS/LEO antenna technologies are currently undergoing pilot projects with a number of wireless companies around the world.

Flat  Panel  Antennas

     The Company has also been developing several new flat panel antenna designs for use in different wireless technology markets.

PATENTS  ON  ANTENNA  TECHNOLOGIES
----------------------------------

     Integral has completed a patent review of the antenna technologies and has filed eight U.S. patent applications, five of which are currently provisional patents, one is pending approval, and two have been approved. No assurances can be given that all patent applications will be approved; however, to the extent that patents are not granted, Integral will continue to attempt to commercialize these technologies without the protection of patents. As patents are issued, Integral will have the exclusive right to use in the U.S. the antenna design(s) described in each issued patent for the 18-year life of the patent.

     The Company's intellectual property portfolio consists of over seven years of accumulated research and design knowledge and trade secrets relating to antenna design and components as well as proprietary manufacturing processes.

Product  Manufacturing  and  Distribution
-----------------------------------------

     The Company is not in the manufacturing business. The Company relies on third-party manufacturing companies to manufacture antenna products.

     The Company's antenna products will not be sold directly to the general public, but rather to businesses and manufacturers who will use the antennas in their products.

Barriers  to  Entry  into  Market  Segment
------------------------------------------

     In the antenna market, Integral will be competing with other established antenna providers that are much larger and better capitalized than Integral. In order to compete, management believes that Integral must demonstrate to potential users that its antenna products have an advantage over other antennas on the market in terms of performance and cost.

                    SUBSIDIARY - EMERGENT TECHNOLOGIES CORP.
                    ----------------------------------------

     Emergent Technologies Corp. ("Emergent") was incorporated in the State of West Virginia on September 29, 1995 for the purpose of developing the Contrawound Toroidal Helical Antenna ("CTHA") for commercialization to government and/or military applications worldwide. Emergent's rights to commercialize the CTHA technology is limited to these applications. Integral owns a 76.625% equity interest in Emergent.

     The  CTHA  technology  was  created  at  the Center for Industrial Research
Applications  ("CIRA"),  a  research  center  run  by  West  Virginia University
Research Corporation ("WVURC"), which is a subsidiary of West Virginia University ("WVU").

     Integral does not intend to pursue further development of CTHA technology and is focusing its research and development resources on other antenna technologies.

                    SUBSIDIARY - INTEGRAL VISION SYSTEMS INC.
                    -----------------------------------------

     Integral Vision Systems Inc. ("Integral Vision") was incorporated in the State of West Virginia on January 20, 1994, for the purpose of researching, developing and commercializing certain 2D and 3D Color Machine Vision technology. This technology was created at the Center for Industrial Research Applications ("CIRA"), a research center run by West Virginia University
Research Corporation ("WVURC"), which is a subsidiary of West Virginia University ("WVU"). Integral owns 100% of Integral Vision.

     Integral does not intend to pursue further development of the 2D and 3D Color Machine Vision technology and is focusing its research and development resources on antenna technologies.

 TECHNOLOGY UNDER LICENSE DIRECTLY BY INTEGRAL - RF PLASMA INJECTION SYSTEM (NEW
  ------------------------------------------------------------------------------
                                   SPARK PLUG)
                                   -----------

     Integral has directly (rather than through subsidiaries) acquired the rights to commercialize the RF Plasma Ignition System technology, This technology was created at the Center for Industrial Research Applications ("CIRA"), a research center run by West Virginia University Research Corporation ("WVURC"), which is a subsidiary of West Virginia University ("WVU).

     Integral does not intend to pursue further development of the RF Plasma Ignition System technology and is focusing its research and development resources on antenna technologies.

                                LEGAL PROCEEDINGS

     On August 9, 2000, the Company filed a Petition for Order to Compel Arbitration against Joffre Rolland in the District Court of Clark County, State of Nevada. The purpose of the Petition for Order to Compel Arbitration was to require Joffre Rolland, a former employee, to arbitrate employment issues that had arisen under contracts he had entered into with the Company. On November 3, 2000, the Nevada State Court ordered Joffre Rolland to arbitrate the dispute in the State of Nevada. Instead of arbitrating as required by the Nevada State Court Order, Joffre Rolland and Robin Rolland (the "Rollands") filed suit against the Company and its subsidiary, Emergent Technologies Corp. ("Emergent") (for a description of Emergent, see Part I, Item 1, Page 3 Subheading "Subsidiary - Emergent Technologies Corp."), in October 2000 in the Circuit Court of Harrison County, West Virginia. The Company filed a petition in the U.S. District Court, District of Nevada, for an order compelling arbitration. On June 6, 2001, the U.S. District Court in Nevada ordered the dispute between the parties be arbitrated in Nevada, and that the action pending before the West Virginia State Court be stayed pending completion of the arbitration. The parties have commenced the process of arbitration.

     The Rollands' claims allege: (1) Breach of Employment Contract; (2) Breach of Contract; (3) Fraud; and (4) Failure to Provide Health Insurance. The Rollands further claim that during Mr. Rolland's employment he was entitled to certain compensation, including royalty payments for purportedly inventing specific antenna technologies, the right to stock options and health insurance coverage. Both the Company and Emergent believe that the Rollands' claims are frivolous and without merit. Both the Company and Emergent vigorously deny that the Rollands' are owed for any damages whatsoever, in particular Mr. Rolland's claim that he invented a "Dual-Disk Antenna" and a "Planar Antenna Comprising Two Joined Conducting Regions With Coax" while employed at Emergent and that he is entitled to approximately $18 million in "royalties" based on hypothetical sales (that never occurred), when in fact those specific antennas, which are unrelated to any of the Company's current antenna technologies, were never even produced, marketed or sold by the Company or Emergent due to their failure to meet performance criteria and were ultimately abandoned.


                             DESCRIPTION OF PROPERTY

Neither the Company nor its subsidiaries own any real property. The Company and its subsidiaries lease office space in Vancouver, B.C., Canada, and Bellingham, Washington.


             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

(a)     Market  Information

     There is a limited public market for the common stock of the Company. The Company's common stock is quoted on the NASD OTC Bulletin Board under the symbol "ITKG."

     The following table sets forth the range of high and low bid quotations for the Company's common stock on the OTC Bulletin Board for each quarter of the fiscal years ended June 30, 2001 and 2002, and the first quarter of fiscal 2003.

              Quarter Ended       Low Bid   High Bid
              -------------       -------   --------

              September 30, 2000  $   1.25  $   2.593
              December 31, 2000   $  0.296  $   1.812
              March 31, 2001      $  0.359  $    1.48
              June 30, 2001       $  0.406  $    0.60

              Quarter Ended       Low Bid   High Bid
              -------------       -------   --------

              September 30, 2001  $   0.32  $    0.90
              December 31, 2001   $   0.48  $    1.96
              March 31, 2002      $   1.05  $    1.84
              June 30, 2002       $   0.77  $    1.34

              September 30, 2002  $   0.66  $    1.06

     The source of this information is the OTC Bulletin Board and other quotation services. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

(b)  Holders

     As of December 2, 2002 there were approximately 159 holders of record of the Company's common stock (this number does not include beneficial owners who hold shares at broker/dealers in "street-name").

(c)  Dividends

     To date, the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, the financial condition of the Company, and other factors as deemed relevant by the Company's Board of Directors.


                         MANAGEMENT'S PLAN OF OPERATION

     To date the Company has recorded nominal revenues from operations. The Company is still considered a development stage company for accounting purposes. From inception on February 12, 1996 through September 30, 2002, the Company has accrued an accumulated deficit of approximately $ 13.5 million.

     As a result of the commercial interest in the Company's antenna technologies, the Company presently intends to focus substantially all of its resources on the commercialization and sales of antenna products. As a result, the Company will not be devoting any of its resources on the further research, development and commercialization of the other technologies in which it has an interest.

     The Company's business strategy focuses on leveraging its intellectual property rights on its antenna technologies, its strengths in antenna design, material innovation, and an understanding of the wireless marketplace.

     The Company is not in the manufacturing business and does not expect to make any capital purchases of a manufacturing plant or significant equipment in the next twelve months. The Company will be relying on contract manufacturers to produce the antenna products.

     The Company expects to now be able to focus its marketing efforts through to the end of calendar 2003 on two primary wireless market segments. The Company's Plastenna technology will be marketed to manufacturers of such wireless devices as cellular phones, portable phones, paging communicators, satellite communications, global positioning systems (GPS) and wireless based networks. The Company's GPS/LEO antenna is for use in mobile asset tracking and fleet management, utilizing GPS satellite tracking and low earth orbit (LEO) satellite data communications to trucking fleets, heavy equipment, marine vessels, railway cars, shipping containers, transit vehicles, all via satellite interface communications.

     The Company anticipates spending approximately $250,000 over the next twelve months on ongoing research and development of the different applications and uses of its antenna technologies.

     During the next twelve months, the Company does not anticipate increasing its staff.

     To date, the Company has relied on loans from management and management's ability to raise capital through debt and equity private placement financings to fund its operations. During the past two fiscal years, the majority of financing was completed pursuant to an equity line of credit with the Swartz Private Equity, LLC ("Swartz"). In May 2000, the Company entered into an Investment Agreement with Swartz. Pursuant to the terms of the Investment Agreement, the Company may, in its sole discretion and subject to certain restrictions, periodically sell ("Put") shares of common stock to Swartz for up to $25,000,000. Pursuant to the terms of the Investment Agreement, the Put share price will be determined and paid to the Company twenty business days after the date of the Put. The terms of the Investment Agreement are more fully described in Item 1 (Description of Business) under the subsection entitled "Investment Agreement with Swartz Private Equity, LLC." The Company received net proceeds of $102,356 from a Put of 81,885 shares to Swartz during the fiscal year ended June 30, 2001. The Company received net proceeds of $954,582 from Puts totaling 775,975 shares to Swartz during the year ended June 30, 2002.

     The Company does not currently have adequate funds available to fund its operations over the next twelve months. If the Company does not earn adequate revenues to sufficiently fund operations during this time period, the Company will attempt to raise capital through the sale of its securities pursuant to the Investment Agreement with Swartz. There can be no assurance, however, that market conditions will permit the Company to raise sufficient funds pursuant to the Investment Agreement with Swartz or that additional financing will be available when needed or on terms acceptable to the Company.

Other  Material  Developments

     Investment in Continental Divide Robotics

     In July 2000, the Company executed a Stock Purchase Agreement with Continental Divide Robotics, Inc. ("CDRI") related to the acquisition of a minority interest in CDRI. CDRI has developed certain proprietary hardware and software systems that use the radio-navigation, satellite-based Global Positioning System to track individuals on a real-time basis.

     Pursuant to the agreement, the Company invested $1.25 million dollars to acquire 20.33% of the outstanding common stock of CDRI. Because the Company has no influence or control over CDRI, and no ability to exercise significant influence over CDRI, the Company's investment has been recorded at cost using the cost method.

     CDRI is a privately held company and there is no public market for CDRI's common stock. CDRI has a working capital deficiency and has sustained continued significant operating losses. Because of the Company's lack of control over CDRI, lack of information concerning the business prospects of CDRI, lack of information concerning the ability of CDRI to continue as a going concern, and lack of liquidity for the Company's investment in CDRI, the Company has written-down its investment in CDRI from $1,250,000 to a nominal value of $1 for the year ended June 30, 2002. This decision was made in consideration of the foregoing, and in order to conform with generally accepted accounting principles. However, CDRI remains an active business entity, possesses proprietary technology, and continues to market its technology. The Company has no current information to suggest that the CDRI technology or the business opportunity for such technology has been negatively impacted. The Company continues to retain its ownership position in CDRI.

Private  Placement

     On November 29, 2002, the Company completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares.


                        DIRECTORS AND EXECUTIVE OFFICERS


Directors and Executive Officers of Registrant. The Company has a Board of Directors which is currently comprised of two members. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of the Board and the executive officers of the Company and their respective age and position are as follows:

                                                                      Director of
Name                 Age          Position with Registrant          Registrant Since
-------------------  ---  ----------------------------------------  ----------------

William S. Robinson   45  Chairman, CEO and Treasurer               February 1996

William A. Ince       51  Director, President, Secretary and Chief  February 1996
                          Financial Officer


WILLIAM ROBINSON
(Chairman, CEO and Treasurer)

As a co-founder of the Company (since 1996), Mr. Robinson has been responsible since the inception of Integral for securing funding in order to ensure the ongoing operations of Integral and its subsidiaries. Together with Mr. Ince, he has been responsible for the development and implementation of corporate strategies.

Mr. Robinson brings many years of management experience in finance, banking and corporate development. Previously, he acted as a director of a number of companies involved in natural resources, sales and marketing, and computer technologies.

WILLIAM  A.  INCE
(Director, President, Secretary and Chief Financial Officer)

Mr. Ince, a co-founder of the Company (since 1996), is responsible, along with Mr. Robinson, for the development and implementation of corporate strategies. He is also responsible for the accounting and financial systems and record-keeping of Integral and its subsidiaries.

Mr. Ince brings with him a background as a professional accountant and experience from management positions in finance and operations in several private companies. He has consulted to both private and public companies in the areas of marketing and finance, as well as turn-around situations. Mr. Ince has been responsible for "team building" efforts to ensure that each project is brought to fruition on a timely basis.

SIGNIFICANT EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES

TOM AISENBREY, CHIEF TECHNOLOGY OFFICER, has been with the Company since February 2001. Mr. Aisenbrey is an accomplished executive program manager with 27 years of experience in a variety of electronic industries, with design and development of multiple computer oriented products, specializing in wireless products. Mr. Aisenbrey is responsible for the development of the Company's antenna technologies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the year ended June 30, 2002, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with by such persons, except as follows: 1) William A. Ince did not timely file his Form 5 (Annual Statement of Changes in Beneficial Ownership) for the fiscal year, and his Form 5 indicated that he did not timely disclose transactions on 5 different dates (6 transaction total) that should have been disclosed on a Form 4 for the months of April and May 2002; and 2) William S. Robinson did not timely file his Form 5 (Annual Statement of Changes in Beneficial Ownership) for the fiscal year, and his Form 5 indicated that he did not timely disclose transactions on 4 different dates (15 transaction total) that should have been disclosed on a Form 4 for the month of May 2002.


           OWNERSHIP OF SECURITIES BY BENEFICIAL OWNERS AND MANAGEMENT

A.   Common  Stock

     The following table sets forth, as of December 2, 2002 the stock ownership of each person known by Integral to be the beneficial owner of five percent or more of Integral's common stock, each Officer and Director individually and all Directors and Officers of Integral as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

============================================  ==========================  ====================
Name and Address of                           Amount and Nature of
Beneficial Owner (1)                          Beneficial Ownership(1)(2)  Percent of Class (3)
--------------------------------------------  --------------------------  --------------------
William S. Robinson (4)
#3 1070 West Pender St.
Vancouver, B.C.  V6E 2N7                                       2,373,533                  7.2%
--------------------------------------------  --------------------------  --------------------
William A. Ince (5)
805 W. Orchard Dr., Suite #3
Bellingham, WA  98225                                          2,338,833                  7.1%
--------------------------------------------  --------------------------  --------------------
James Smith
Route 4, Box E36
Bruceton Mills, WV  26330                                      1,857,140                  5.7%

============================================  ==========================  ====================
All officers and directors of Integral as a
group (2 persons)                                              4,712,366                 14.1%
============================================  ==========================  ====================

(1) Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named.

(2) Includes vested options beneficially owned but not yet exercised and outstanding, if any. The table does not include the effects of conversion by Mr. Robinson and Mr. Ince of their shares of Series A Convertible


                                       15

      Preferred Stock, which are convertible into shares of common stock at a conversion rate that varies with the market price of the common stock at the time of conversion. The conversion rate is determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion. Mr. Robinson owns 329,797 shares of Series A and Mr. Ince owns 109,813 shares of Series A. As of December 2, 2002, the conversion rate was $.72 per share, so Mr. Robinson's 329,797 shares of Series A were convertible into 458,051 shares of common stock, and Mr. Ince's 109,813 shares of Series A were convertible into 152,518 shares of common stock. The actual number of shares of common stock receivable by Messrs. Robinson and Ince upon conversion of the Series A would depend on the actual conversion rate in effect at the time of conversion.

(3) Based upon 32,616,355 shares issued and outstanding, plus the amount of shares each person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(4) Mr. Robinson is an officer and director of Integral and each of its subsidiaries. Beneficial ownership figure includes 415,000 shares underlying fully-vested options ($1.00 per share exercise price) granted on July 1, 2002, that become exercisable on January 1, 2003.

(5) Mr. Ince is an officer and director of Integral and each of its subsidiaries. Beneficial ownership figure includes 415,000 shares underlying fully-vested options ($1.00 per share exercise price) granted on July 1, 2002, that become exercisable on January 1, 2003.

B.   Series  A  Convertible  Preferred  Stock

     The following table sets forth, as of December 2, 2002, the stock ownership of each person known by Integral to be the beneficial owner of five percent or more of Integral's Series A Convertible Preferred Stock, each Officer and Director individually and all Directors and Officers of Integral as a group. Each person is believed to have sole voting and investment power over the shares except as noted.

============================================  =======================  ====================
Name and Address of                            Amount and Nature of
Beneficial Owner (1)                          Beneficial Ownership(1)  Percent of Class (2)
--------------------------------------------  -----------------------  --------------------
William S. Robinson (3)             -
#3 1070 West Pender St.
Vancouver, B.C.  V6E 2N7                                      329,797                   75%
--------------------------------------------  -----------------------  --------------------
William A. Ince (4)                 -
805 W. Orchard Dr., Suite #3
Bellingham, WA  98225                                         109,813                   25%
============================================  =======================  ====================
All officers and directors of Integral as a
group (2 persons)                                             439,610                  100%
============================================  =======================  ====================

(1) Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named.

(2) Based upon 439,610 Series A Convertible Preferred shares issued and outstanding.

(3) Mr. Robinson is an officer and director of Integral and each of its subsidiaries.

(4) Mr. Ince is an officer and director of Integral and each of its subsidiaries.

EQUITY COMPENSATION PLAN INFORMATION

     The following information concerning the Company's equity compensation plan is as of the end of the fiscal year ended June 30, 2002:

                       Number of securities to      Weighted-average        Number of securities
                       be issued upon exercise      exercise price of      available for future
                       of outstanding options,    options, warrants and   issuance under equity
                         warrants and rights             rights              compensation plans
                                                                           (excluding securities
                                                                          reflected in column (a))
                                                                                    (n1)

Plan category                    (a)                       (b)                      (c)
---------------------  ------------------------  -----------------------  ------------------------
Equity compensation
plans approved by
security holders                N/A                       N/A                      N/A
---------------------  ------------------------  -----------------------  ------------------------
Equity compensation
plans not approved by
security holders                1,055,000        $        0.846                    1,040,000
---------------------  ------------------------  -----------------------  ------------------------

Total                           1,055,000        $        0.846                    1,040,000
---------------------  ------------------------  -----------------------  ------------------------

(n1)  The  table  does  not  reflect  that additional options to acquire an aggregate of 1,030,000 shares  at  an  exercise price of $1.00 per share were granted subsequent to the end of the fiscal year.

     As of June 30, 2002, the Company had one Employee Benefit and Consulting Services Compensation Plan in effect:

     On January 2, 2001, Integral adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2001 Stock Plan (the "2001 Plan"), which was amended on December 17, 2001. As amended, the 2001 Plan covers up to 3,500,000 shares of common stock. The 2001 Plan has not previously been approved by security holders. Under the 2001 Plan, Integral may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of Integral and its subsidiaries. The purpose of the 2001 Plan is to promote the best interests of Integral and its shareholders by providing a means of non-cash remuneration to eligible participants who contribute to operating progress and earning power of Integral. The 2001 Plan is administered by Integral's Board of Directors or a committee thereof which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which Integral or its subsidiaries is liable if a direct issue of stock and all other terms on which each option shall be granted.


                             EXECUTIVE COMPENSATION


(a)  General

     The following information discloses all plan and non-plan compensation awarded to, earned by, or paid to the executive officers of the Company, and other individuals for whom disclosure is required, for all services rendered in all capacities to the Company and its subsidiaries.

(b)  Summary  Compensation  Table

     The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by Integral and/or its subsidiaries, to or for Integral's Chief Executive Officer and each of the other executive officers of Integral, during the fiscal years ended June 30, 2002, 2001 and 2000.

                                       Annual Compensation
                                 --------------------------------
(a)                      (b)        (c)      (d)         (e)
Name                                                    Other
And                      Year                          Annual
Principal               Ended     Salary    Bonus   Compensation
Position               June 30      ($)      ($)         ($)
-----------------------------------------------------------------

William S. Robinson,       2002  $ 156,000     -0-            -0-
Director, Chairman,        2001  $ 138,000     -0-            -0-
CEO, Treasurer (n1)        2000  $ 120,000     -0-            -0-

William A. Ince,           2002  $ 156,000     -0-            -0-
Director, President,       2001  $ 138,000     -0-            -0-
Secretary (n2)             2000  $ 120,000     -0-            -0-

                                          Long Term Compensation
                                 -------------------------------------
                                          Awards           Payouts
                                 -------------------------------------
        (a)              (b)         (f)          (g)        (h)          (i)
       Name                      Restricted
        And              Year       Stock       Shares       LTIP      All Other
     Principal          Ended     Award(s)    Underlying   Payouts    Compensation
      Position         June 30       ($)        Options      ($)          ($)
-----------------------------------------------------------------------------------
William S. Robinson,       2002          -0-          -0-       -0-  $  93,600 (n3)
Chairman, CEO,             2001          -0-      240,000       -0-  $  50,000 (n4)
Treasurer (n1)             2000          -0-      120,000       -0-            -0-

William A. Ince,           2002          -0-          -0-       -0-  $  93,600 (n3)
Director, President,       2001          -0-      240,000       -0-  $  50,000 (n4)
Secretary (n2)             2000          -0-      120,000       -0-            -0-


     (n1) As of June 30, 2002, of the $156,000 salary earned for the year then ended, the Company owed Mr. Robinson $85,400 of this amount as accrued but unpaid salary for the year then ended.

     (n2) As of June 30, 2002, of the $156,000 salary earned for the year then ended, the Company owed Mr. Ince $96,500 of this amount as accrued but unpaid salary for the year then ended.

     (n3) In March 2002, the Company redeemed an aggregate of 124,800 shares of Series A Preferred Stock from Mr. Robinson (62,400 shares) and Mr. Ince (62,400 shares) at a predetermined redemption price of $2.50 per


                                       18

          share. The stated value of the Series A Preferred Stock is $1.00 per share, which resulted in a redemption premium of $1.50 per share over the stated value.

     (n4) In December 2000, the Company redeemed an aggregate of 100,000 shares of Series A Preferred Stock from Mr. Robinson (50,000 shares) and Mr. Ince (50,000 shares) at a predetermined redemption price of $2.00 per share. The stated value of the Series A Preferred Stock is $1.00 per share, which resulted in a redemption premium of $1.00 per share over the stated value.

(c)  Option/SAR  Grants  in  Last  Fiscal  Year

     The information provided in the table below provides information with respect to individual grants of stock options for the year ended June 30, 2002 to each of the persons named in the Summary Compensation Table above. Integral did not grant any stock appreciation rights for the year ended June 30, 2002.

                          OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  Individual Grants

            (a)                   (b)            (c)           (d)           (e)
                                             % of Total
                               Number of    Options/SARS
                              Securities     Granted to
                              Underlying      Employees    Exercise or
                             Options/SARs     in Fiscal     Base Price   Expiration
           Name               Granted (#)     Year (n1)       ($/Sh)        Date
------------------------------------------------------------------------------------

William S. Robinson,
Chairman, CEO, Treasurer           -0-(n2)           -0-%  N/A           N/A

William A. Ince, Director,
President, Secretary               -0-(n3)           -0-%  N/A           N/A

     (n1) The percentage of total options granted (2,230,000) in the fiscal year is based upon all options granted to eligible participants, which includes officers, directors, employees, consultants and advisors, under Integral's 2001 Stock Plan during the year ended June 30, 2002.

     (n2) William S. Robinson: The Company did not grant any options to Mr. Robinson during the fiscal year ended June 30, 2002. However, subsequent to year-end, on July 1, 2002, Mr. Robinson was granted 415,000 options under Integral's 2001 Stock Plan. The options are fully-vested, have an exercise price of $1.00 per share, may be exercised at any time beginning January 1, 2003, and expire on December 31, 2005.

     (n3) William A. Ince: The Company did not grant any options to Mr. Robinson during the fiscal year ended June 30, 2002. However, subsequent to year-end, on July 1, 2002, Mr. Robinson was granted 415,000 options under Integral's 2001 Stock Plan. The options are fully-vested, have an exercise price of $1.00 per share, may be exercised at any time beginning January 1, 2003, and expire on December 31, 2005.

(d) Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The information provided in the table below provides information with respect to each exercise of stock options during most recent fiscal year ended June 30, 2002 by the persons named in the Summary Compensation Table and the fiscal year end value of unexercised options.

          (a)             (b)        (c)               (d)                   (e)
                                                    Number of             Value of
                                              Securities Underlying      Unexercised
                        Shares                     Unexercised          In-the-Money
                       Acquired                  Options/SARs at       Options/SARs at
                          on        Value           FY-End (#)            FY-End($)
                       Exercise    Realized        Exercisable/         Exercisable/
         Name             (#)      ($)(n1)        Unexercisable       Unexercisable(n1)
---------------------------------------------------------------------------------------

William S. Robinson     590,000-  $ 156,600                  -0-/-0-            -0-/-0-
Director, Chairman,
CEO, Treasurer
(n2)

William A. Ince          590,000  $ 156,600                  -0-/-0-            -0-/-0-
Director, President,
Secretary (n3)

     (n1) The aggregate dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively.

     (n2) Mr. Robinson exercised options during the last fiscal year as follows:
          - On August 8, 2001, Mr. Robinson exercised options to acquire 120,000 shares at an exercise price of $.23 per share. The market price of the Company's common stock on that date was $.33 per share, which resulted in a value realized of $12,000.
          - On August 8, 2001, Mr. Robinson exercised options to acquire 230,000 shares at an exercise price of $.15 per share. The market price of the Company's common stock on that date was $.33 per share, which resulted in a value realized of $41,400.
          - On March 4, 2002, Mr. Robinson exercised options to acquire 240,000 shares at an exercise price of $.65 per share. The market price of the Company's common stock on that date was $1.08 per share, which resulted in a value realized of $103,200.

     (n3) Mr. Ince exercised options during the last fiscal year as follows:
          - On August 8, 2001, Mr. Ince exercised options to acquire 120,000 shares at an exercise price of $.23 per share. The market price of the Company's common stock on that date was $.33 per share, which resulted in a value realized of $12,000.
          - On August 8, 2001, Mr. Ince exercised options to acquire 230,000 shares at an exercise price of $.15 per share. The market price of the Company's common stock on that date was $.33 per share, which resulted in a value realized of $41,400.
          - On March 4, 2002, Mr. Ince exercised options to acquire 240,000 shares at an exercise price of $.65 per share. The market price of the Company's common stock on that date was $1.08 per share, which resulted in a value realized of $103,200.

(e)  Long-Term Incentive Plans ("LTIP") - Awards in Last Fiscal Year

     This table has been omitted, as no executive officers named in the Summary Compensation Table above received any awards pursuant to any LTIP during the fiscal year ended June 30, 2002.

(f)  Compensation of Directors

     No compensation was paid by Integral to its Directors for any service provided as a Director during the fiscal year ended June 30, 2002. There are no other formal or informal understandings or arrangements relating to compensation; however, Directors may be reimbursed for all reasonable expenses incurred by them in conducting Integral's business. These expenses would include out-of-pocket expenses for such items as travel, telephone, and postage.

(g) Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     On  July  1, 2002, Integral executed new employment agreements with William
S. Robinson, the Chairman, CEO and Treasurer of Integral and William A. Ince, a director and the President, Secretary and CFO of Integral. Each employment agreement provides for a two year term, an annual salary of $170,000 and fully-vested options to purchase 415,000 shares of Integral's common stock at an exercise price of $1.00 per share, which are exercisable after January 1, 2003.

     Pursuant to the employment agreements, in the event Integral terminates the employment of the executive without cause, then the executive shall be entitled to severance pay equal to twelve month's base salary based on the base salary then in effect at the termination. In addition, the employment agreements provide that in the event Integral is indebted to the executive for a minimum of three months salary, the executive shall have the option to convert such unpaid salary into shares of common stock of Integral at market price (average daily closing over the previous month).

     Integral's Board of Directors has complete discretion as to the appropriateness of (a) key-man life insurance, (b) obtaining officer and director liability insurance, (c) employment contracts with and compensation of executive officers and directors, (d) indemnification contracts, and (e) incentive plan to award executive officers and key employees.

     Integral's Board of Directors is responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of Integral. The goals of Integral are to align compensation with business objectives and performance and to enable Integral to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Integral. Integral intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied into performance, incentive bonuses may be available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants.

Employee Benefit and Consulting Services Compensation Plan

     As of June 30, 2002, the Company had one Employee Benefit and Consulting Services Compensation Plan in effect:

     On January 2, 2001, Integral adopted an employee benefit and consulting services compensation plan entitled the Integral Technologies, Inc. 2001 Stock Plan (the "2001 Plan"), which was amended on December 17, 2001. As amended, the 2001 Plan covers up to 3,500,000 shares of common stock. The 2001 Plan has not previously been approved by security holders. Under the 2001 Plan, Integral may issue common stock and/or options to purchase common stock to certain officers, directors and employees and consultants of Integral and its subsidiaries. The purpose of the 2001 Plan is to promote the best interests of Integral and its shareholders by providing a means of non-cash remuneration to eligible participants who contribute to operating progress and earning power of Integral.

The 2001 Plan is administered by Integral's Board of Directors or a committee thereof which has the discretion to determine from time to time the eligible participants to receive an award; the number of shares of stock issuable directly or to be granted pursuant to option; the price at which the option may be exercised or the price per share in cash or cancellation of fees or other payment which Integral or its subsidiaries is liable if a direct issue of stock and all other terms on which each option shall be granted.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During the last two fiscal years, the company entered into the following transactions in with its officers and directors have a material interest:

(a) In December 2000, the Company redeemed an aggregate of 100,000 shares of Series A Preferred Stock from Mr. Robinson (50,000 shares) and Mr. Ince (50,000 shares) at a predetermined redemption price of $2.00 per share. The stated value of the Series A Preferred Stock is $1.00 per share, which resulted in a redemption premium of $1.00 per share over the stated value.

(b) In August 2001, the Company issued an aggregate of 700,000 shares of its common stock to Mr. Robinson (350,000) and Mr. Ince (350,000) upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The options had exercise prices of $0.15 to $.23 per share. The Company issued the shares in consideration for a reduction of an aggregate of $124,200 of accrued salaries payable ($62,100 for Mr. Robinson and $62,100 for Mr. Ince).

(c) In March 2002, the Company redeemed an aggregate of 124,800 shares of Series A Preferred Stock from Mr. Robinson (62,400 shares) and Mr. Ince (62,400 shares) at a predetermined redemption price of $2.50 per share. The stated value of the Series A Preferred Stock is $1.00 per share, which resulted in a redemption premium of $1.50 per share over the stated value.

(d) A 5% dividend on the Series A Preferred Stock, payable in cash or shares of common stock at the election of the Company, has been accrued but not paid. As of the year ended June 30, 2002, $55,963 was accrued to Mr. Robinson and $26,758 was accrued to Mr. Ince.


                             SELLING SECURITYHOLDERS

The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of August 9, 2000, which was the effective date of the original registration statement, and as adjusted to give effect to the sale of all of the shares offered hereby. To the best of our knowledge, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers (see "Plan of Distribution"). The selling shareholders possess sole voting and investment power with respect to the securities shown.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling securityholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling securityholders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling securityholders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they otherwise own.

                                                                         SHARES
                                                         MAXIMUM         BENEFICIALLY
                                    SHARES               SHARES          OWNED AFTER
                                    BENEFICIALLY         OFFERED IN      OFFERING(n2)
NAME OF SELLING                     OWNED PRIOR          OFFERING        -------------
SECURITYHOLDER                      TO OFFERING(n1)(n3)  NUMBER(3)    NUMBER         PERCENT
----------------------------------  -------------------  -----------  -------------  -------
Swartz Private Equity, LLC (n4)              12,495,000   12,495,000        144,793        *

Donald R. Sheldon(n5)                         1,500,000    1,500,000              0        0

Sundar Nari LLC(n6)                           1,500,000    1,500,000              0        0

Guardian Capital Ventures Ltd.(n7)              180,000      180,000              0        0

Regulus Capital Corporation(n8)                 300,000      300,000              0        0

David Vandy(n9)                                 189,000       75,000              0        0

Pamela Vandy(n10)                               575,250      150,000        400,000        *

Carmen Aisenstat(n11)                            60,000       60,000              0        0

Sandi Wahlroth(n12)                              30,000       30,000              0        0

Gus Wahlroth(n13)                                30,000       30,000              0        0

Patrick Robinson(n14)                           150,000      150,000              0        0

     (n1) With respect to Swartz Private Equity, LLC, the figure represents the maximum number of shares of common stock that we may sell to Swartz in connection with the investment agreement, shares issuable to Swartz upon exercise of its common stock commitment warrant and upon the exercise by Swartz of the maximum number of purchase warrants issuable in connection with the investment agreement. With respect to the other selling securityholders, the figures represent common stock held by them or issuable upon exercise of warrants held by them. It is expected that neither Swartz nor other selling securityholders will own beneficially more than 9.9% of our outstanding common stock at any time.

     (n2) Assumes that all shares being registered for resale will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

     (n3) As detailed in the footnotes to the table, some of the selling shareholders have already sold some of the shares listed after their names and under the columns "Shares Beneficially Owned Prior to Offering" and "Maximum Shares Offered In Offering" pursuant to the prospectus for the original registration statement, as amended.


                                       23

     (n4) Of the 12,495,000 shares registered hereunder, Swartz Private Equity, LLC has sold 857,960 shares, leaving a balance of up to 11,637,040 shares that may be issued to Swartz pursuant to the Investment
          Agreement (described below) and sold by Swartz hereunder. Also, the Company issued to Swartz 144,793 shares of its restricted common stock in October 2002 in settlement of a non-use fee, which shares are not registered for resale hereunder.

     (n5) Of the 1,500,000 shares registered hereunder, Mr. Sheldon has sold 1,000,000 shares and warrants to purchase 500,000 shares registered hereunder have expired, leaving a balance of -0- shares that may be sold hereunder.

     (n6) Of the 1,500,000 shares registered hereunder, Sundar Nari LLC has sold 794,000 shares, and warrants to purchase 500,000 shares registered hereunder have expired, leaving a balance of 206,000 shares that may be sold hereunder.

     (n7) Of the 180,000 shares registered hereunder, Guardian Capital Ventures Ltd. has sold 60,000 shares, leaving a balance of 120,000 shares that may be sold hereunder.

     (n8) Of the 300,000 shares registered hereunder, Regulus Capital Corporation has sold 300,000 shares, leaving a balance of -0- shares that may be sold hereunder.

     (n9) Of the 75,000 shares registered hereunder, Mr. Vandy has sold 75,000 shares, leaving a balance of -0- shares that may be sold hereunder. Other shares listed as beneficially owned prior to the start of the offering have been sold by Mr. Vandy pursuant to available exemptions from registration.

    (n10) Of the 150,000 shares registered hereunder, Ms. Vandy has sold 150,000 shares, leaving a balance of -0- shares that may be sold hereunder. Other shares listed as beneficially owned prior to the start of the offering have been sold by Ms. Vandy pursuant to available exemptions from registration. Also, the Company issued 400,000 shares of its restricted common stock to Ms. Vandy in November 2002 in a private placement; these 400,000 shares are not registered for resale hereunder.

    (n11) Of the 60,000 shares registered hereunder, Ms. Aisenstat has sold 20,000 shares, leaving a balance of 40,000 shares that may be sold hereunder.

    (n12) Of the 30,000 shares registered hereunder, Ms. Wahlroth has sold 30,000 shares, leaving a balance of -0- shares that may be sold hereunder.

    (n13) Of the 30,000 shares registered hereunder, Mr. Wahlroth has sold 30,000 shares, leaving a balance of -0- shares that may be sold hereunder.

    (n14) Of  the  150,000  shares  registered hereunder, Mr.  Robinson has sold
          100,000 shares, leaving a balance of 50,000 shares that may be sold hereunder.

     * represents less than 1% of outstanding shares of Integral common stock.

     We are registering the shares for resale by the selling securityholders in accordance with registration rights granted to the selling securityholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling securityholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the selling securityholders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. Certain selling securityholders have agreed to indemnify Integral against certain losses. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling the company, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

              INVESTMENT AGREEMENT WITH SWARTZ PRIVATE EQUITY, LLC
              ----------------------------------------------------

     On May 11, 2000, the Company entered into an Investment Agreement and a Registration Rights Agreement with Swartz Private Equity, LLC ("Swartz"). Pursuant to the terms of the Investment Agreement, the Company may, in its sole discretion and subject to certain restrictions, periodically sell ("Put") shares of its common stock for up to $25,000,000 to Swartz, beginning on the effective registration of such Put shares and continuing for a period of thirty-six (36) months thereafter. The Investment Agreement allows the Company to choose to sell common stock to Swartz at times which it decides is advantageous. The Investment Agreement is not a debt instrument. Any Put exercised by the Company is a sale of common stock and not a loan.

PUT RIGHTS. An advance put notice must be delivered to Swartz at least ten business days prior to the date that the Company intends to sell the common stock to Swartz. The advance put notice must state the put date as well as the number of shares of common stock that the Company intends to put to Swartz. At the Company's option, the notice may also state a minimum purchase price per share which cannot be greater than 80% of the closing bid price of its common stock on the date of the advance put notice.

     After the registration statement is declared effective, the number of shares of common stock sold to Swartz in a put may not exceed the lesser of (i) the maximum put amount set forth in the Company's Advance Put Notice; (ii) $2,000,000 worth of common stock; (iii) 15% of the aggregate reported trading volume of the Company's common stock, excluding block trades of 20,000 or more shares of its common stock, during the 20 business days after the date of the Company's put notice, excluding any trading days in which the common stock trades below a minimum price, if any, that the Company specifies in its put notice; (iv) 15% of the aggregate daily reported trading volume of the Company's common stock, excluding block trades of 20,000 or more shares of its common stock, during the 20 business days before the put date; or (v) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 31 days preceding the put date, would exceed 9.99% of the Company's total number of shares of common stock outstanding (as calculated under Section 13(d) of the Securities Exchange Act of 1934).

PUT PRICE. The purchase price for the Put Shares will be equal to the lesser of the Market Price for such Put minus $.25 or 91% of the Market Price (lowest closing bid price for the Common Stock on the principal market during the twenty day pricing period following the date of the Put Notice), but in no event can it be less than our designated minimum put share price, if any, as set forth in the Advance Put Notice.

PURCHASE WARRANTS. At the time of each Put, Swartz will be issued a Purchase Warrant which will give the holder the right to purchase up to ten percent (10%) of the number of Put shares issued to Swartz in that Put. Each Purchase Warrant will be exercisable at a price equal to 110% of the Market Price for such put. Each Purchase Warrant will be immediately exercisable and will terminate on a date which is five years after the date of issuance. The terms of the Purchase Warrants allow for a non-cash exercise (so long as the shares underlying the warrants are not registered pursuant to an effective registration statement). Each Purchase Warrant contains a reset provision, whereby the exercise price may be lowered to 110% percent of the five-day average of the Market Price on every six-month anniversary of the issuance date. The shares underlying the Purchase Warrants are registered pursuant to the registration statement.

COMMITMENT WARRANTS. In partial consideration of the Investment Agreement, we issued warrants to Swartz (the "Commitment Warrants") to purchase 495,000 shares of our Common Stock. Each Commitment Warrant is immediately exercisable and terminates five years after the date of issuance. Each Commitment Warrant contain a reset provision, whereby the exercise price may be lowered to 110% percent of the five-day average of the Market Price on every six-month anniversary of the issuance date. The shares underlying the Commitment Warrants are registered pursuant to the registration statement. As of June 30, 2002, the adjusted exercise price of the Commitment Warrants is $.50 per share.

SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our Common Stock unless they have received a Put Notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the Put Notice.

CANCELLATION OF PUTS. The Company must cancel a particular put if between the date of the advance put notice and the last day of the pricing period:

- The Company discovers an undisclosed material fact that would cause the registration statement to need to be amended or supplemented in order to remain current and effective;

- the registration statement registering resales of the Common Shares becomes ineffective; or

-    shares are delisted from the then primary exchange.

The pricing period for that Put shall end as of the preceding business day, and the Put shall remain effective for the shortened pricing period.

NON-USAGE FEE. If the Company has not put a minimum of $1,000,000 in aggregate Put Dollar Amount during any six month period of time during the term of the Investment Agreement, the Company will be required to pay Swartz a non-usage fee equal to the difference of $100,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during such six month period. In the event that the Company delivers a termination notice to Swartz or an automatic termination occurs, the Company must pay Swartz a termination fee the greater of the non-usage fee for the applicable period or the difference of $200,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during all Puts to such date.

SHAREHOLDER APPROVAL. The Company may issue more than 20% of our outstanding shares. If the Company becomes listed on the Nasdaq Small Cap Market or Nasdaq National Market, then it must get shareholder approval to issue more than 20% of its outstanding shares. Since the Company is currently a bulletin board company, it does not need shareholder approval.

TERMINATION OF INVESTMENT AGREEMENT. The Company may also terminate its right to initiate further puts or terminate the Investment Agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations the Company has concerning the Investment Agreement or any related agreement.

RESTRICTIVE COVENANTS. During the term of the Investment Agreement and for a period of six months thereafter, the Company is prohibited from certain transactions. These include the issuance of any equity securities in a private transaction, or any debt in a private transaction which are convertible or exercisable into shares of Common Stock at a price based on the trading price of the Common Stock. The Company is also prohibited from entering into any private equity line type agreements similar to the Investment Agreement without obtaining Swartz's prior written approval.

RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal to purchase equity securities offered by the Company in a private transaction or any debt securities in a private transaction which closes on or prior to six (6) months after the termination of the Investment Agreement.

SWARTZ'S RIGHT OF INDEMNIFICATION. The Company is obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches the Company made in connection with the Investment Agreement, its Registration
Rights  Agreement  and  other  related agreements or the registration statement.

REGISTRATION STATEMENT. As required under the Registration Rights Agreement with Swartz, in July 2000, the Company filed a registration statement on Form SB-2 to register for resale shares of its common stock by Swartz and certain other selling shareholders who had similar registration rights. The registration statement was declared effective by the U.S. Securities and Exchange Commission on August 9, 2000. Subsequently, the Company filed a post-effective amendment to the registration statement, which became effective on November 28, 2001.

                              PLAN OF DISTRIBUTION

     Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

     The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Swartz is, and each remaining selling shareholder and any broker-dealer that assists in the sale of the common stock may be deemed to be, an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

     Because Swartz is and the remaining selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

     We have informed the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and we have provided the selling shareholders with a copy of such rules and regulations.

     Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities.


                            DESCRIPTION OF SECURITIES

(a)  Capital Stock

     Integral is presently authorized to issue 50,000,000 shares of its common stock, with a par value of $0.001 per share, and 20,000,000 shares of Preferred Stock, $.001 par value, of which 1,000,000 have been designated as Series A Convertible Preferred. As of December 2, 2002, 32,616,355 shares of common stock are issued and outstanding, and 439,610 Series A Convertible Preferred shares are issued and outstanding.

(b)  Common  Stock

The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors.

     Shareholders of Integral have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of Integral, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

     The outstanding shares of common stock are fully paid and non-assessable. There are no outstanding options, warrants or rights to purchase shares of Integral's common stock, other than disclosed in this Registration Statement.

(c)  Preferred  Stock

     Integral's Articles of Incorporation authorize Integral to issue 20,000,000 shares of preferred stock, $.001 par value. The preferred stock may be divided into and issued in one or more series as may be determined by resolution of the board of directors. The board of directors is authorized, without any further action by the shareholders, to determine dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including voting and economic rights senior to the common stock so that the issuance of such preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock also may have the effect of delaying, deferring or preventing a change in control of Integral without any action by shareholders.

     Integral has designated 1,000,000 of the shares of preferred stock as Series A Convertible Preferred Stock, of which 439,610 shares are outstanding. Each share of Series A:

-    has a stated value and liquidation preference of $1.00;

-    has a 5% annual dividend, payable in cash or shares of common stock;

- may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of Integral's common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

- may be redeemed by Integral within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

-    may be voted on all matters on an as-converted basis; and

- may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of Integral.

     The details of the dividend rates, liquidation preferences, redemption provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions are set forth in the "Designation of Rights and Preferences of Series A Convertible Preferred Stock," that was filed as an amendment to Integral's Articles of Incorporation on November 8, 1999.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The validity of the securities offered by the prospectus is being passed upon for the Company by the law firm of Futro & Trauernicht LLC, attorneys and counselors at law, 1401 - 17th Street, Suite 1150, Denver, CO 80202.


            INDEMNIFICATION DISCLOSURE FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the Nevada General Corporation Law or the provisions of the company's Articles of Incorporation, as amended, or Bylaws, or otherwise, the company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the Securities and Exchange Commission (the "Commission). You may read and copy any document we file at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings also are available to the public from the Commission's website at www.sec.gov.

     We are not required to deliver an annual report to shareholders; however, upon request, we will provide at no cost to our shareholders, annual reports containing audited financial statements.

     You may request a copy of these filings, at no cost, by writing or calling us at:

                        Attention:  Shareholder Relations
                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982

                              FINANCIAL STATEMENTS

     The consolidated balance sheets of Integral Technologies, Inc. (A Development Stage Company) as of June 30, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended June 30, 2002, 2001 and 2000 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2002 have been audited by Pannell Kerr Forster, Vancouver,
Canada, an independent public accounting firm, as indicated in its report thereto, and are included herein in reliance upon the authority of Pannell Kerr Forster, as experts in accounting and auditing and in giving said reports.

     The unaudited financial statements for the period ended September 30, 2002, are also included herein.

                          INDEX TO FINANCIAL STATEMENTS

                           INTEGRAL TECHNOLOGIES, INC.
                          (A Development Stage Company)



Consolidated Financial Statements
June 30, 2002, 2001 and 2000
(Audited)

                                                                            Page
                                                                            ----
     Report of Independent Accountants . . . . . . . . . . . . . . . . . .   F-1

     Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . .   F-2

     Consolidated Statements of Operations . . . . . . . . . . . . . . . .   F-3

     Consolidated Statements of Stockholders' Equity (Deficit) . . .   F-4 - F-6

     Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . .   F-7

     Notes to Consolidated Financial Statements. . . . . . . . . . .  F-8 - F-24



Consolidated Financial Statements
September 30, 2002
(Unaudited)

                                                                            Page
                                                                            ----

     Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . .  F-25

     Consolidated Statements of Operations . . . . . . . . . . . . . . . .  F-26

     Consolidated Statements of Stockholders' Equity (Deficit) . . . . . .  F-27

     Consolidated Statements of Cash Flows . . . . . . . . . . . . . . . .  F-28

     Notes to Consolidated Financial Statements. . . . . . . . . . . F-29 - F-30

                        REPORT OF INDEPENDENT ACCOUNTANTS


TO  THE  DIRECTORS  AND  STOCKHOLDERS  OF
INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)

We have audited the accompanying consolidated balance sheets of Integral Technologies, Inc. (A Development Stage Company) as of June 30, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended June 30, 2002, 2001 and 2000 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Integral Technologies, Inc. from February 12, 1996 (inception) through June 30, 1996 were audited by other auditors whose report dated November 20, 1996, expressed an unqualified opinion on those statements. Our opinion insofar as it relates to the cumulative totals for development stage operations from February 12, 1996 (inception) through June 30, 1996, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at June 30, 2002 and 2001 and the consolidated results of its operations and its cash flows for each of the years ended June 30, 2002, 2001 and 2000 and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has minimal capital resources available and has incurred substantial losses to June 30, 2002. The Company must obtain additional financing to meet its cash flow requirements. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in note 2. These financial statements do not include any adjustments that may result from the outcome of these uncertainties.


"Pannell Kerr Forster"

Chartered Accountants

Vancouver, Canada
September 23, 2002

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  BALANCE  SHEETS
JUNE  30,  2002  AND  2001
(U.S.  DOLLARS)

===============================================================================================
                                                                        2002           2001
-----------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                                                              $    267,795   $    69,556
  Accounts receivable                                                     15,767        27,344
  Inventory                                                                    0        46,842
  Prepaid expenses                                                        15,093           165
-----------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                     298,655       143,907
PROPERTY AND EQUIPMENT (note 4)                                           78,583        89,566
INVESTMENTS (note 5)                                                           1     1,250,000
-----------------------------------------------------------------------------------------------

TOTAL ASSETS                                                        $    377,239   $ 1,483,473
===============================================================================================

LIABILITIES

CURRENT
  Accounts payable and accruals (note 8)                            $    657,107   $   746,530
  Due to West Virginia University Research
    Corporation (note 10(a))                                             397,296       397,296
  Customer deposits                                                       13,232        13,232
-----------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                              1,067,635     1,157,058
-----------------------------------------------------------------------------------------------
CONTINGENCIES (note 10)
SUBSEQUENT EVENT (note 11)

STOCKHOLDERS' EQUITY (DEFICIT) (note 6)

PREFERRED STOCK AND PAID-IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  20,000,000  Shares authorized
    439,610   (2001 - 564,410) Shares issued and
              outstanding (note 6(b))                                    439,610       564,410
COMMON STOCK AND PAID-IN CAPITAL IN EXCESS OF $0.001 PAR VALUE
  50,000,000  Shares authorized
  30,787,562  (2001 - 26,949,062)
              Shares issued and outstanding                           12,116,450     8,900,983
PROMISSORY NOTES RECEIVABLE (note 6(e))                                  (66,500)      (58,500)
SHARE SUBSCRIPTIONS                                                            0        50,000
OTHER COMPREHENSIVE INCOME                                                46,267        46,267
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                     (13,226,223)   (9,176,745)
-----------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                              (690,396)      326,415
-----------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $    377,239   $ 1,483,473
===============================================================================================


See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS (DEFICIT)
YEARS ENDED JUNE 30, 2002, 2001 AND 2000 AND PERIOD FROM FEBRUARY 12, 1996
(INCEPTION) THROUGH JUNE 30, 2002
(U.S. DOLLARS)

============================================================================================
                                                                               PERIOD FROM
                                                                              FEBRUARY 12,
                                                                                  1996
                                                                               (INCEPTION)
                                              YEARS ENDED JUNE 30,               THROUGH
                                       2002          2001          2000       JUNE 30, 2002
--------------------------------------------------------------------------------------------
REVENUE                            $    27,686   $    15,209   $   172,417   $      215,312
COST OF SALES                           13,468         5,360       197,188          216,016
--------------------------------------------------------------------------------------------
                                        14,218         9,849       (24,771)            (704)
--------------------------------------------------------------------------------------------
EXPENSES
  Remuneration pursuant to
    proprietary, non-competition
    agreement (note 6(a)(i))           711,000             0             0          711,000
  Consulting                           663,795       151,108       282,426        1,710,324
  Salaries                             547,272     1,273,094       454,630        2,789,355
  Legal and accounting                 169,247       390,034       217,336        1,024,518
  Travel and entertainment             122,898       173,242        86,259          649,789
  Financing fees (note 6(a)(ii))       104,542             0             0          104,542
  General and administrative            97,458       115,428        94,679          448,902
  Write-down of license
    and operating assets (note 1)       48,919     1,382,046             0        1,855,619
  Rent                                  34,102        73,578        44,746          221,780
  Telephone                             33,169        45,842        44,468          227,408
  Bad debts                             14,500        48,750         2,568           65,818
  Advertising                           13,348       139,961        24,455          261,895
  Bank charges and
    interest, net                       10,053       (53,971)       13,932          106,357
  Research and development               8,401       171,756       155,250        1,243,521
  Interest on beneficial
    conversion feature                       0             0             0          566,456
  Write-off of investment            1,249,999             0             0        1,249,999
  Depreciation and
    Amortization                        21,706        99,150        91,882          247,072
--------------------------------------------------------------------------------------------
                                     3,850,409     4,010,018     1,512,631       13,484,355
--------------------------------------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM      (3,836,191)   (4,000,169)   (1,537,402)     (13,485,059)
EXTRAORDINARY ITEM
  Cancellation of debt                       0             0             0          602,843
--------------------------------------------------------------------------------------------
NET LOSS FOR PERIOD                $(3,836,191)  $(4,000,169)  $(1,537,402)  $  (12,882,216)
============================================================================================
LOSS PER COMMON SHARE BEFORE
  EXTRAORDINARY ITEM               $     (0.13)  $     (0.15)  $     (0.07)
EXTRAORDINARY ITEM
  PER COMMON SHARE                        0.00          0.00          0.00
--------------------------------------------------------------------------------------------
NET LOSS PER
  COMMON SHARE                     $     (0.13)  $     (0.15)  $     (0.07)
============================================================================================
WEIGHTED AVERAGE
  NUMBER OF
  COMMON SHARES OUTSTANDING         29,064,780    26,499,533    23,133,541
============================================================================================


See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 2002
(U.S. DOLLARS)


==========================================================================================================================
                                            COMMON                PREFERRED
                                           STOCK AND              STOCK AND
                                SHARES      PAID-IN    SHARES OF   PAID-IN
                              OF COMMON     CAPITAL    PREFERRED   CAPITAL    PROMISSORY                        OTHER
                                STOCK      IN EXCESS     STOCK    IN EXCESS      NOTES         SHARE        COMPREHENSIVE
                                ISSUED      OF PAR      ISSUED      OF PAR    RECEIVABLE   SUBSCRIPTIONS       INCOME
--------------------------------------------------------------------------------------------------------------------------
SHARES ISSUED FOR
  Cash                         1,000,000  $   10,000           0  $        0  $         0  $            0  $            0
  Property and equipment
    (to officers
    and directors)             1,500,000      15,000           0           0            0               0               0
  Services (provided by
    officers and directors)    2,000,000      20,000           0           0            0               0               0
  Services                     1,500,000      15,000           0           0            0               0               0
Foreign currency
  translation                          0           0           0           0            0               0          (1,226)
Net loss for year                      0           0           0           0            0               0               0
--------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1996         6,000,000      60,000           0           0            0               0          (1,226)
SHARES ISSUED FOR
  Cash                         5,086,000     865,514           0           0            0               0               0
  Share issue costs                    0     (48,920)          0           0            0               0               0
  Services                       564,000      63,036           0           0            0               0               0
  Acquisition of subsidiary      100,000     275,000           0           0            0               0               0
Foreign currency
  translation                          0           0           0           0            0               0          12,601
Net loss for year                      0           0           0           0            0               0               0
--------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997        11,750,000   1,214,630           0           0            0               0          11,375
SHARES ISSUED FOR
  Cash                           825,396     650,000           0           0            0               0               0
  Share issue costs                    0     (78,000)          0           0            0               0               0
Foreign currency
  Translation                          0           0           0           0            0               0          24,860
Net loss for year                      0           0           0           0            0               0               0
--------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998        12,575,396  $1,786,630           0  $        0  $         0  $            0  $       36,235
--------------------------------------------------------------------------------------------------------------------------


                                 DEFICIT
                               ACCUMULATED
                               DURING THE         TOTAL
                               DEVELOPMENT    STOCKHOLDERS'
                                  STAGE          EQUITY
============================================================
SHARES ISSUED FOR
  Cash                        $          0   $       10,000
  Property and equipment
    (to officers
    and directors)                       0           15,000
  Services (provided by
    officers and directors)              0           20,000
  Services                               0           15,000
Foreign currency
  translation                            0           (1,226)
Net loss for year                 (344,843)         (34,843)
------------------------------------------------------------
BALANCE, JUNE 30, 1996            (344,843)        (286,069)
SHARES ISSUED FOR
  Cash                                   0          865,514
  Share issue costs                      0          (48,920)
  Services                               0           63,036
  Acquisition of subsidiary              0          275,000
Foreign currency
  translation                            0           12,601
Net loss for year                 (822,217)        (822,217)
------------------------------------------------------------
BALANCE, JUNE 30, 1997          (1,167,060)          58,945
SHARES ISSUED FOR
  Cash                                   0          650,000
  Share issue costs                      0          (78,000)
Foreign currency
  Translation                            0           24,860
Net loss for year                 (937,373)        (937,373)
------------------------------------------------------------
BALANCE, JUNE 30, 1998        $ (2,104,433)  $     (281,568)
------------------------------------------------------------


See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 2002
(U.S. DOLLARS)


============================================================================================================================
                                                COMMON                PREFERRED
                                               STOCK AND              STOCK AND
                                  SHARES OF     PAID-IN    SHARES OF   PAID-IN
                                    COMMON      CAPITAL    PREFERRED   CAPITAL     PROMISSORY                       OTHER
                                    STOCK      IN EXCESS     STOCK    IN EXCESS      NOTES          SHARE       COMPREHENSIVE
                                    ISSUED      OF PAR      ISSUED      OF PAR     RECEIVABLE   SUBSCRIPTIONS       INCOME
------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998            12,575,396  $1,786,630           0  $        0  $         0   $            0  $       36,235
SHARES ISSUED FOR
  Cash                               200,000      50,000           0           0            0                0               0
  Exercise of stock options          445,000      80,500           0           0            0                0               0
  Promissory note                  1,683,789     252,568           0           0     (284,068)               0               0
  Settlement of lawsuit              150,000      15,000           0           0            0                0               0
  Services (provided by
    officers and directors)          666,666     100,000           0           0            0                0               0
  Share issue costs                        0    (100,500)          0           0            0                0               0
  Services                           250,000      50,000           0           0            0                0               0
  Conversion of convertible
    Debentures                     3,869,120     525,813           0           0            0                0               0
  Acquisition of subsidiary        1,800,000     619,200           0           0            0                0               0
  Held in escrow                     447,091           0           0           0            0                0               0
  Stock option benefit                     0      70,600           0           0            0                0               0
  Beneficial conversion feature            0     566,456           0           0            0                0               0
Foreign currency translation               0           0           0           0            0                0           8,444
Net loss for year                          0           0           0           0            0                0               0
------------------------------------------------------------------------------------------------------------------------------
BALANCE JUNE 30, 1999             22,087,062   4,016,267           0           0     (284,068)               0          44,679
SHARES ISSUED FOR
  Cash on private placement        2,650,000   3,975,000           0           0            0                0               0
  Exercise of options              1,245,000     256,700           0           0            0                0               0
  Release from escrow                      0      75,558           0           0            0                0               0
  Services                            50,000      13,000           0           0            0                0               0
On settlement of debt                      0           0     664,410     664,410            0                0               0
Stock option benefit                       0      48,256           0           0            0                0               0
Promissory note repayment                  0           0           0           0      225,568                0               0
Foreign currency translation               0           0           0           0            0                0           1,614
Net loss for year                          0           0           0           0            0                0               0
------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000            26,032,062  $8,384,781     664,410  $  664,410  $   (58,500)  $            0  $       46,293
------------------------------------------------------------------------------------------------------------------------------


================================================================
                                     DEFICIT
                                   ACCUMULATED
                                   DURING THE         TOTAL
                                   DEVELOPMENT    STOCKHOLDERS'
                                      STAGE          EQUITY
----------------------------------------------------------------
BALANCE, JUNE 30, 1998            $ (2,104,433)  $     (281,568)
SHARES ISSUED FOR
  Cash                                       0           50,000
  Exercise of stock options                  0           80,500
  Promissory note                            0          (31,500)
  Settlement of lawsuit                      0           15,000
  Services (provided by
    officers and directors)                  0          100,000
  Share issue costs                          0         (100,500)
  Services                                   0           50,000
  Conversion of convertible
    Debentures                                          525,813
  Acquisition of subsidiary                  0          619,200
  Held in escrow                             0                0
  Stock option benefit                       0           70,600
  Beneficial conversion feature              0          566,456
Foreign currency translation                 0            8,444
Net loss for year                   (1,404,021)      (1,404,021)
----------------------------------------------------------------
BALANCE JUNE 30, 1999               (3,508,454)         268,424
SHARES ISSUED FOR
  Cash on private placement                  0        3,975,000
  Exercise of options                        0          256,700
  Release from escrow                        0           75,558
  Services                                               13,000
On settlement of debt                        0          664,410
Stock option benefit                         0           48,256
Promissory note repayment                    0          225,568
Foreign currency translation                 0            1,614
Net loss for year                   (1,537,402)      (1,537,402)
----------------------------------------------------------------
BALANCE, JUNE 30, 2000            $ (5,045,856)  $    3,991,128
----------------------------------------------------------------


See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH JUNE 30, 2002
(U.S. DOLLARS)


==================================================================================================================
                                                 COMMON                  PREFERRED
                                               STOCK AND                 STOCK AND
                                    SHARES      PAID-IN     SHARES OF     PAID-IN
                                  OF COMMON     CAPITAL     PREFERRED     CAPITAL     PROMISSORY
                                    STOCK      IN EXCESS      STOCK      IN EXCESS      NOTES           SHARE
                                    ISSUED       OF PAR       ISSUED      OF PAR      RECEIVABLE    SUBSCRIPTIONS
------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000            26,032,062  $ 8,384,781     664,410   $  664,410   $   (58,500)  $            0
SHARES ISSUED FOR
  Private placement                   81,885      112,480           0            0             0                0
  Exercise of options                517,000       91,515           0            0             0                0
  For services                       100,000       40,000           0            0             0                0
  Held in escrow
    (note 6(a)(ii)(b)(i))            218,115            0           0            0             0                0
Stock option benefit                       0      272,207           0            0             0                0
Dividends on preferred
  shares                                   0            0           0            0             0                0
Share subscriptions                        0            0           0            0             0           50,000
Redeemed shares                            0            0    (100,000)    (100,000)            0                0
Foreign currency
  translation                              0            0           0            0             0                0
Net loss for the year                      0            0           0            0             0                0
------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2001            26,949,062    8,900,983     564,410      564,410       (58,500)          50,000
  Proprietary
    non-competition
    agreement (note 6(a)(i))         450,000      711,000           0            0             0                0
  Held in escrow                     700,000            0           0            0             0                0
  Exercise of options              2,263,500      971,200           0            0       (15,000)         (10,000)
  Exercise of warrants               325,000      130,000           0            0             0                0
  Subscriptions                      100,000       40,000           0            0             0          (40,000)
  Stock option compensation                0      415,685           0            0             0                0
  Shares released from
    Escrow                                 0      954,582           0            0             0                0
  Dividends on preferred shares
    shares                                 0            0           0            0             0                0
  Redeemed shares                          0            0    (124,800)    (124,800)            0                0
  Write-off of promissory
    note receivable                        0       (7,000)          0            0         7,000                0
  Net loss for the year                    0            0           0            0             0                0
------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2002            30,787,562  $12,116,450     439,610   $  439,610   $   (66,500)  $            0
==================================================================================================================


=================================================================================
                                                      DEFICIT
                                                    ACCUMULATED
                                       OTHER        DURING THE         TOTAL
                                   COMPREHENSIVE    DEVELOPMENT    STOCKHOLDERS'
                                      INCOME           STAGE          EQUITY
---------------------------------------------------------------------------------
BALANCE, JUNE 30, 2000            $       46,293   $ (5,045,856)  $    3,991,128
SHARES ISSUED FOR
  Private placement                            0              0          112,480
  Exercise of options                          0              0           91,515
  For services                                 0              0           40,000
  Held in escrow
    (note 6(a)(ii)(b)(i))                      0              0                0
Stock option benefit                           0              0          272,207
Dividends on preferred
  shares                                       0        (30,720)         (30,720)
Share subscriptions                            0              0           50,000
Redeemed shares                                0       (100,000)        (200,000)
Foreign currency
  translation                                (26)             0              (26)
Net loss for the year                          0     (4,000,169)      (4,000,169)
---------------------------------------------------------------------------------
BALANCE, JUNE 30, 2001                    46,267     (9,176,745)         326,415
  Proprietary
    non-competition
    agreement (note 6(a)(i))                   0              0          711,000
  Held in escrow                               0              0                0
  Exercise of options                          0              0          946,200
  Exercise of warrants                         0              0          130,000
  Subscriptions                                0              0                0
  Stock option compensation                    0              0          415,685
  Shares released from
    Escrow                                     0              0          954,582
  Dividends on preferred shares
    shares                                     0        (26,087)         (26,087)
  Redeemed shares                              0       (187,200)        (312,000)
  Write-off of promissory
    note receivable                            0              0                0
  Net loss for the year                        0     (3,836,191)      (3,836,191)
---------------------------------------------------------------------------------
BALANCE, JUNE 30, 2002            $       46,267   $(13,226,223)  $     (690,396)
=================================================================================


See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
YEARS ENDED JUNE 30, 2002, 2001 AND 2000 AND PERIOD FROM FEBRUARY 12, 1996 (INCEPTION) THROUGH
JUNE 30, 2002
(U.S.  DOLLARS)

==============================================================================================================================
                                                                                                               PERIOD FROM
                                                                                                            FEBRUARY 12, 1996
                                                                                                               (INCEPTION)
                                                        YEARS ENDED JUNE 30,                                     THROUGH
                                                                2002               2001          2000         JUNE 30, 2002
------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                             $          (3,836,191)  $(4,000,169)  $(1,537,402)  $      (12,882,216)
  Adjustments to reconcile net loss to
  net cash used by operating activities
    Write-down of investment                                       1,249,999             0             0            1,249,999
    Extraordinary item                                                     0             0             0             (602,843)
    Proprietary, non-competition
     agreement (note 6(a)(i))                                        711,000             0             0              711,000
    Consulting services and financing fees                           254,792        55,389       113,683              671,900
    Depreciation and amortization                                     28,983        99,150       104,388              271,358
    Stock option compensation                                        415,685       272,207        48,256              806,748
    Interest on beneficial conversion                                      0             0             0              566,456
    Settlement of lawsuit                                                  0             0             0               15,000
    Write-down of license and operating assets                        46,842     1,382,046             0            1,853,542
    Bad debt                                                          14,500        48,750         2,568               65,818
  Changes in non-cash working capital
    Due from affiliated company                                            0             0             0             (116,000)
    Notes and accounts receivable                                     (2,923)         (453)      174,358             (113,086)
    Inventory                                                              0       (21,842)      (25,000)             (46,842)
    Prepaid expenses                                                 (14,928)        5,230        (5,395)             (15,093)
    Deferred revenue                                                       0             0        13,232               13,232
    Other                                                                  0             0             0               (2,609)
    Accounts payable and accruals                                    (95,852)      143,369       236,171              828,199
    Due to West Virginia University
    Research Corporation                                                   0             0             0              397,296
------------------------------------------------------------------------------------------------------------------------------
NET CASH USED BY OPERATING ACTIVITIES                             (1,228,093)   (2,016,323)     (875,141)          (6,328,141)
------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Purchase of property, equipment and
    intangibles assets                                                     0       (66,401)      (22,995)            (200,935)
  Assets acquired and liabilities assumed
    on purchase of subsidiary                                              0             0             0             (129,474)
  Investment in and advances to affiliated companies                       0      (950,000)     (300,000)          (2,000,000)
  License agreements                                                       0             0             0             (124,835)
------------------------------------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                      0    (1,016,401)     (322,995)          (2,455,244)
------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Repayment of loan                                                        0       (45,000)            0              (45,000)
  Advances from stockholders                                               0             0             0            1,078,284
  Repayments to stockholders                                               0             0             0              (94,046)
  Subscriptions received                                                   0        50,000             0               50,000
  Proceeds from issuance of common stock                           1,426,332       188,606     4,104,575            7,643,095
  Proceeds from convertible debentures                                     0             0             0              600,000
  Share issue costs                                                        0             0             0             (227,420)
------------------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                          1,426,332       193,606     4,104,575            9,004,913
------------------------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH                             0           (26)        1,614               46,267
------------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                                          198,239    (2,839,144)    2,908,053              267,795
CASH, BEGINNING OF YEAR                                               69,556     2,908,700           647                    0
------------------------------------------------------------------------------------------------------------------------------
CASH, END OF YEAR                                      $             267,795   $    69,556   $ 2,908,700   $          267,795
==============================================================================================================================
Supplemental cash flow information (note 7)


See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

1.   INCORPORATION  AND  NATURE  OF  OPERATIONS

     The Company was incorporated under the laws of the State of Nevada on February 12, 1996 and has its head office in Bellingham, Washington, U.S.A. The Company is in the development stage as more fully defined in Statement No. 7 of the Financial Accounting Standards Board. The Company is in the business of researching, developing and commercializing new antenna technologies directly and through its wholly-owned subsidiary Antek Wireless, Inc. ("Antek").

     The Company will be devoting all of its resources to the research, development and commercialization of its antenna technologies. As a consequence, the value for the license of all other technologies was written off in 2001 for an amount aggregating $1,382,046.

2.   GOING  CONCERN

     These consolidated financial statements have been prepared by management in accordance with generally accepted accounting principles on a going concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future.

     The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, has a working capital deficiency (an excess of current liabilities over current assets) of $768,980 (2001 - $1,013,151) and has an accumulated deficit during the development stage of $13,226,223 (2001 - $9,176,745). These factors raise substantial doubt about the Company's ability to continue as a going concern and is dependent on its ability to obtain and maintain an appropriate level of financing on a timely basis and to achieve sufficient cash flows to cover obligations and expenses. Management is continuously working to obtain financing (note 6). The outcome of these matters cannot be predicted. These consolidated financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities which might be necessary should the Company be unable to continue its operations as a going concern.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Principles  of  consolidation

          These financial statements include the accounts of Integral Technologies, Inc. (a development stage company), its wholly-owned subsidiaries, Integral Vision Systems, Inc. ("IVSI") and Antek and its 76.625% owned subsidiary, Emergent Technologies Corp. ("ETC"). All intercompany balances and transactions have been eliminated. Investment in Continental Divide Robotics, Inc. ("CDRI") is accounted for using the cost method since the Company exerts no significant influence.

     (b)  Inventories

          Inventories are stated at the lower of cost and market. Cost is determined using the first-in-first-out method.

     (c)  Depreciation

          Depreciation is provided using the straight-line method based on the following estimated useful lives:

                Machinery,  furniture  and  equipment    -  5 Years
                Computer  hardware  and  software        -  5 Years
                Moulds                                   -  5 Years

          The Company reviews long-term assets to determine if the carrying amount is recoverable based on the estimate of future cash flow expected to result from the use of the asset and its eventual disposition. If in this determination there is an apparent shortfall, the loss will be recognized as a current charge to operations.

     (d)  Loss  per  share

          Loss per share computations are based on the weighted average number of common shares outstanding during the period. Common share equivalents consisting of stock options and warrants are not considered in the computation because their effect would be anti-dilutive.

     (e)  Stock  issued  in  exchange  for  services

          The valuation of the common stock issued in exchange for services is valued at an estimated fair market value as determined by officers and directors of the Company based upon other sales and issuances of the Company's common stock within the same general time period.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (f)  Revenue  recognition

          As the Company is continuing development of its technologies, no significant revenues have been earned to date. The Company recognizes revenues at the time of delivery of the product to the customers.

     (g)  Foreign  currency  translation

          Amounts recorded in foreign currency are translated into United States dollars as follows:

          (i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date; and,

          (ii) Revenues and expenses, at the average rate of exchange for the year.

          Gains and losses arising from this translation of foreign currency are excluded from net loss for the period and accumulated as a separate component of stockholders' equity.

     (h)  Research  and  development

          Research and development expenditures are charged to operations as incurred.

     (i)  Use  of  estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

     (j)  Financial  instruments

          The Company's financial instruments include cash, accounts receivable, promissory notes receivable, investments, accounts payable and accruals and due to West Virginia University Research Corporation (note 10(a)). Unless otherwise noted, in the opinion of management, the carrying value of these financial instruments approximates their fair market values and the Company is not exposed to significant credit, interest or currency risk.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (k)  Income  taxes

          The Company uses the asset and liability approach in its method of accounting for income taxes which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance against deferred tax assets is recorded if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     (l)  Stock  based  compensation

          The Company applies APB Opinion No. 25 and related interpretations in accounting for its employee stock option plans. Compensation expense is recorded when options are granted to management at discounts to market.

     (m)  Comprehensive  income  (loss)

          Other comprehensive income (loss) includes revenues and expenses and unrealized gains and losses that under accounting principles generally accepted in the United States are excluded from net income (loss) and are recorded directly as an adjustment to stockholders' equity, net of tax. When the unrealised gains and losses are realized they are reclassified from other comprehensive income and included in net income. The Company's other comprehensive income (loss) is composed of unrealized gains and losses from foreign currency translation adjustments.

     (n)  Recent  accounting  pronouncements

          (i) In June 2001, the Financial Accounting Standards Board issued FAS 142, Goodwill and Other Intangible Assets. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed at least annually for impairment. The amortization provisions of FAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company has adopted FAS 142 effective July 1, 2001. Application of the non-amortization provisions of FAS 142 for goodwill did not have any impact on its financial reporting.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (n)  Recent  accounting  pronouncements  (Continued)

          (ii) In October 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses significant issues relating to the implementation of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and develops a single accounting model, based on the framework established in SFAS No. 121 for long-lived assets to be disposed of by sale, whether such assets are or are not deemed to be a business. SFAS No. 144 also modifies the accounting and disclosure rules for discontinued operations. The standard will be adopted on July 1, 2002, and is not expected to have a material effect on the financial statements.

               In November 2001, the FASB issued EITF Issue No. 01-14, "Income Statement Characterization of Reimbursements Received for 'Out of Pocket' Expenses Incurred." This guidance requires companies to recognize the recovery of reimbursable expenses such as travel costs on service contracts as revenue. These costs are not to be netted as a reduction of cost. This guidance will be implemented July 1, 2002. The Company does not expect this guidance to have a material effect on the financial statements.

        (iii) Beginning July 1, 2000 the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), and the corresponding amendments under SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an amendment of SFAS No. 133 ("SFAS 138"), establishes accounting and reporting standards for derivative instruments. It requires a company to recognize all derivatives as either assets or liabilities in the statement of financial position and to measure those instruments at fair value.
               Additionally, the fair value adjustments will effect either stockholders' equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. Adoption of this standard did not change the Company's existing accounting policies or disclosures.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     (n)  Recent  accounting  pronouncements  (Continued)

          (iv) In  March  2000  the  Financial Accounting Standards Board issued
               "Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation". Among other issues, this interpretation clarifies:

               (a) The definition of employee for purposes of applying APB Opinion No. 25.

               (b) The criteria for determining whether a plan qualifies as a non-compensatory plan.

               (c) The accounting consequence of various modifications of the terms of a previously fixed stock option award, and

               (d) The accounting for an exchange of stock compensation awards in a business combination.

               In relation to (c) the interpretation states, "if the exercise price of a fixed stock option award is reduced, the award shall be accounted for as a variable from the date of the modification to the date the award is exercised, is forfeited, or expired unexercised, the exercise price of an option award has been reduced if the fair value of the consideration required to be remitted pursuant to the award's original terms."

          (v) In March 2000, the Emerging Issues Task Force ("EITF") of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. The Company adopted this consensus for the year ended June 30, 2001.

          (vi) In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue. Adoption of this consensus did not change the Company's existing accounting policies or disclosures.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

4.   PROPERTY  AND  EQUIPMENT

     ===========================================================================
                                                       2002            2001
     ---------------------------------------------------------------------------
     Machinery, furniture and equipment          $       148,940    $   148,940
     Computer hardware and software                       39,419         21,419
     Moulds                                                4,800          4,800
     ---------------------------------------------------------------------------
                                                         193,159        175,159
     Less:  Accumulated depreciation                    (114,576)       (85,593)
     ---------------------------------------------------------------------------
                                                  $       78,583    $    89,566
     ===========================================================================

5.   INVESTMENTS

     As at June 30, 2002, the Company has reviewed its investment in CDRI.

     In July 2000, the Company executed a Stock Purchase Agreement with CDRI related to the acquisition of a minority interest in CDRI. CDRI has developed certain proprietary hardware and software systems that use a radio-navigation, satellite-based Global Positioning System to track individuals, on a real time basis.

     Pursuant to the agreement, the Company invested $1.25 million dollars to acquire 20.33% of the outstanding common stock of CDRI. Because the Company has no influence or control over CDRI, and no ability to exercise significant influence over CDRI, the Company's investment has been recorded at cost using the cost method.

     CDRI is a privately held company and there is no public market for its common stock. CDRI has a working capital deficiency and has sustained continued significant operating losses. Due to the Company's lack of control over the operations of CDRI, lack of information concerning the business prospects of CDRI, lack of financial information concerning the ability of CDRI to continue as a going concern, and lack of liquidity for the Company's investment in CDRI, the Company has written down its investment in CDRI from $1,250,000 to a nominal value of $1. This decision is made in consideration of the foregoing, and in order to conform with generally accepted accounting principles in the United States of America. However, CDRI remains an active business entity, possessing proprietary technology, and continues to market its technology. The Company has no current information to suggest that the CDRI technology or the business opportunity for such technology has been negatively impacted. The Company continues to retain its ownership position in CDRI.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY

     (a)  Common  stock

          (i) During the year ended June 30, 2002, the Company entered into a proprietary, non-disclosure and non-solicitation agreement with two of its employees whereby, for a total of 450,000 common shares, these employees will not disclose any information that is defined as confidential by the Company in this agreement; the employee will work for the Company exclusively while employed by the Company and will not work for a competitor for a period of at least three years after leaving the Company. These shares were recorded at $1.58 per common share being the market price at the date of issue for a total charge to operations of $711,000.

          (ii) Private  placement  agreement

               (a) During the year ended June 30, 2000, the Company entered into a private placement agreement with Swartz Private Equity, LLC ("Swartz") which calls for periodic purchases over the next three years of up to $25,000,000 of the Company's common stock. Each periodic purchase ("put") will have a purchase price equal to the lesser of the market price minus $0.25, or 91% of the market price, but not less than a stated minimum purchase price as set in the advance put notice, which cannot be greater than 80% of the market price on that date.

                    Each put cannot exceed the lesser of:

                    (i)  $2,000,000 worth of common stock;

                    (ii) 15%  of  the  aggregate  reported trading volume of the
                         Company's common stock during the 20 business days before and after the date of notice to exercise each put; and,

                   (iii) a  number  of shares that would cause Swartz to acquire in a 31 day period preceding the put date, in total in excess of 9.99% of the Company's total number of shares of common stock outstanding at that time.

                    At the time of each put, the Company will issue Swartz a purchase warrant which will give Swartz the right to purchase up to 10% of the number of shares issued in the put. Each warrant will be immediately exercisable for a five year period for a price equal to 110% of the market price for such put.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (Continued)

     (a)  Common  stock  (Continued)

               If the Company has not put a minimum of $1,000,000 in aggregate Put Dollar Amount during any six month period of time during the term of the Investment Agreement, the Company will be required to pay Swartz a non-usage fee equal to the difference of $100,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during such six month period. In the event that the Company delivers a termination notice to Swartz or an automatic termination occurs, the Company must pay Swartz a termination fee equal to the greater of the non-usage fee for the applicable period or the difference of $200,000 minus 10% of the aggregate Put Dollar Amount of the Put Shares put to Swartz during all Puts to such date. The non-usage fee for the year ended June 30, 2002 totals $104,542. The non-usage fee for the period prior to August 3, 2001 has been waived by Swartz.

               (b)  Pursuant  to  this  agreement:

                    (i) During the year ended June 30, 2001, the Company issued 300,000 shares to be held in escrow to exercise a put. Of these, 81,885 shares were released on the exercise of the put and 218,115 are held in escrow for future put exercises.

                         As partial consideration of the investment agreement the Company issued warrants to Swartz to purchase 495,000 shares of common stock (note 6(d)(ii)).

                    (ii) During the year ended June 30, 2002, the Company issued
                         700,000 shares held in escrow to exercise puts. 775,975 shares were released on the exercise of these puts for total proceeds of $954,582, leaving 142,140 shares in escrow at June 30, 2002. As part of these puts 85,788 warrants were issued.

     (b)  Preferred  stock

          The preferred stock may be issued in one or more series. The distinguishing features of each series including preference, rights and restriction are to be determined by the Company's Board of Directors upon the establishment of each such series.

          During the year ended June 30, 2000, the Company designated 1,000,000 of its authorized 20,000,000 preferred shares as Series A Convertible Preferred Stock with a par value of $0.001 each and a stated value and liquidation preference of $1.00 per share. Cumulative dividends are accrued at the rate of 5% annually, payable at the option of the Company. The shares may be converted to restricted shares of common stock at the average trading price ten days prior to conversion, and entitled to votes equal to the number of shares of common stock into which each series of preferred

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (Continued)

     (b)  Preferred  stock  (Continued)

          stock may be converted. Each Series A Convertible Preferred Stock may be redeemed by the Company for $1.50 each within one year after the date of issue, and for $2.00, $2.50, $3.00 per share and $3.50 in each of the subsequent four years after date of issue.

          During the year ended June 30, 2000, the Company agreed to settle $383,228 of accounts payable and $281,182 of long-term debt, both amounts owed to officers and directors of the Company, by issuing 664,410 shares of Series A convertible preferred stock at a par value of $0.001 and a stated value of $1.00 per share.

          During the year ended June 30, 2002, the Company redeemed 124,800 (2001 - 100,000) preferred shares at a total cost of $312,000 (2001 - $200,000).

     (c)  Stock  options

          In January 2001 the Company adopted the "Integral Technologies, Inc. 2001 Stock Plan" (the "2001 Plan"), a non-qualified stock option plan under which the Company may issue up to 2,500,000 stock options and stock bonuses of common stock of the Company to provide incentives to officers, directors, key employees and other persons who contribute to the success of the Company. This plan was amended December 2001 to increase the number of common share options which may be granted from 2,500,000 to 3,500,000 stock options.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (Continued)

     (c)  Stock  options  (Continued)

          The following table summarizes the Company's stock option activity for the years ended June 30, 2002, 2001 and 2000:

================================================================================
                                                                       Weighted
                                                        Exercise        Average
                                       Number             Price        Exercise
                                      of Shares         Per Share        Price
--------------------------------------------------------------------------------
          Balance, June 30, 1999        1,920,000   $   0.15 to $2.00  $    0.26
          Granted during the year
            June 30, 2000                 960,000   $   0.15 to $0.40  $    0.19
          Cancelled                       (25,000)  $            0.15  $    0.15
          Exercised                    (1,245,000)  $   0.15 to $0.40  $    0.21
--------------------------------------------------------------------------------
          Balance, June 30, 2000        1,610,000   $   0.15 to $2.00  $    0.27
          Granted during the year
            June 30, 2001                 689,500   $   0.15 to $0.65  $    0.50
          Cancelled                      (209,000)  $            0.15  $    0.15
          Expired                        (235,000)  $   0.15 to $2.00  $    0.66
          Exercised                      (517,000)  $   0.15 to $0.20  $    0.17
--------------------------------------------------------------------------------
          Balance, June 30, 2001        1,338,500   $   0.15 to $1.00  $    0.35
          Granted during the year
            June 30, 2002               2,430,000   $   0.40 to $1.50  $    0.63
          Exercised                    (2,463,500)  $   0.15 to $1.20  $    0.41
--------------------------------------------------------------------------------
          Balance, June 30, 2002        1,305,000   $   0.40 to $1.50  $    0.76
================================================================================

          The following summarizes the options outstanding at June 30, 2002 and 2001 all of which were fully vested at these dates:

================================================================================
                                   Exercise                    Number of Shares
          Expiry Date              Price                      2002          2001
--------------------------------------------------------------------------------
          January 30, 2002         $0.15 to $0.33                   0    858,500
          August 31, 2003          $0.40 to $1.50           1,305,000          0
          December 30, 2005        $         1.00                   0    480,000
================================================================================

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (Continued)

     (c)  Stock  options  (Continued)

          Pursuant to the Company's 1996 Incentive Compensation plan which is now finished, the Company granted Nil (2001 - 368,000; 2000 - 460,000) stock options, and at the same time cancelled Nil (2001 - 368,000) stock options previously granted. The 368,000 new stock options granted in 2001 were granted to consultants and were recognized applying SFAS 123 using the Black-Scholes option pricing model which resulted in additional legal and consulting fees of $53,007 in 2001 and $37,455 in 2000. At June 30, 2002, no more options are outstanding pursuant to the 1996 Plan.

          During the year ended June 30, 2001 the Company extended the expiration date for 700,000 stock options expiring January 30, 2001 to January 30, 2002. As a result of this change, these options became variable and an additional compensation expense of $Nil (2001 - $251,120) was charged to operations. These options were exercised during the year ended June 30, 2002 for settlement of debt of $124,200.

          Pursuant  to  the  2001  Plan:

          (i) During the year ended June 30, 2001 the Company granted a total of 480,000 fully vested stock options to two directors of the Company at an exercise price of $0.65 per share which will expire December 31, 2005.

          (ii) During the year ended June 30, 2002, the Company granted a total of 2,430,000 fully vested stock options to officers, directors, key employees and consultants at an exercise price ranging from $0.40 to $1.50 per share which will expire August 31, 2003.

               The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $7,800 (2001
               - $219,200; 2000 - $10,800) was recognized as salaries expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option - pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:

               =================================================================
                                                    2002              2001
               -----------------------------------------------------------------
               Net loss, as reported            $(3,836,191)       $ (4,000,169)
               Net loss, pro-forma              $(4,149,031)       $ (4,172,969)
               Net loss per share, as reported  $     (0.13)       $      (0.15)
               Net loss per share, pro-forma    $     (0.14)       $      (0.16)
               =================================================================

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

6.   STOCKHOLDERS'  EQUITY  (Continued)

     (c)  Stock  options  (Continued)

               The fair value of each option grant is calculated using the following weighted average assumptions:

               =================================================================
                                            2002              2001
               -----------------------------------------------------------------
               Expected life (years)                        2                 5
               Interest rate                             4.38%             5.00%
               Volatility                               71.86%            61.04%
               Dividend yield                            0.00%             0.00%
               =================================================================

        (iii) Subsequent to June 30, 2002, the Company granted a total of 1,030,000 stock options to officers, directors and key employees at an exercise price of $1.00 per common share. 200,000 of these options are fully vested at the date of grant and expire August 31, 2003 and 680,000 vest January 1, 2003 and expire August 31, 2005.

     (d)  Stock  purchase  warrants

          At June 30, 2002, the following stock purchase warrants were outstanding:

          (i) Nil (2001 - 1,325,000) with an exercise price of $1.80 expiring March 15, 2002. During the year, the exercise price was reduced to $0.40 per share if exercised prior to September 30, 2001 and exercisable at $1.80 per share from October 1, 2001 to March 15, 2002. During the year ended June 30, 2002, 325,000 warrants were exercised at $0.40 per share to net the Company $130,000;

          (ii) 495,000 (2001 - 495,000) with an adjusted exercise price of $0.50 exercisable before November 10, 2005; and

         (iii) 85,788 (2001 - 8,189) with exercise prices ranging from $0.51 to $1.18 exercisable on or before November 10, 2005.

          Both (ii) and (iii) above have reset provisions, whereby the exercise price is adjusted to 110% of the five day average on every month's anniversary of the warrants.

     (e)  Promissory  notes  receivable  at  June  30,  2002  includes:

          (i) $31,500 due on exercise of 210,000 stock options, interest at 10% per annum, due November 1, 2002, subsequent to June 30, 2002, this note was extended to June 30, 2003;

          (ii) $20,000 due on exercise of 100,000 stock options, interest at 8% per annum due June 6, 2002; and

         (iii) $15,000 due on exercise of 23,000 stock options, interest at 10% per annum due June 30, 2003.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

7.   SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOW  INFORMATION

     ===============================================================================================
                                                                                        PERIOD FROM
                                                                                        FEBRUARY 12,
                                                                                           1996
                                                                                        (INCEPTION)
                                                                                          THROUGH
                                                           2002     2001      2000     JUNE 30, 2002
     -----------------------------------------------------------------------------------------------
     SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
       For property and equipment                       $ 18,000  $     0  $      0  $        23,000
       For proprietary agreement                         711,000        0         0          711,000
       For settlement of accounts payable                124,200        0         0          124,200
       For services (provided by officers
         and directors)                                        0        0         0          120,000
       For settlement of lawsuit                               0        0         0           15,000
       For services                                      150,250   45,265   113,125          411,411
       For acquisition of subsidiary                           0        0         0          894,200
     SUPPLEMENT CASH FLOW INFORMATION
       Interest paid                                           0        0         0           81,111
       Income tax paid                                         0        0         0                0
     ===============================================================================================

8.   RELATED  PARTY  TRANSACTIONS

     (a)  Accounts  payable at June 30, 2002 includes $178,128 (2001 - $228,722)
          due  to  two  directors  and  officers  of  the  Company.

     (b)  The  Company  incurred $312,000 (2001 - $276,000; 2000 - $240,000) for wages  due to two directors and officers of the Company and $Nil (2001
          - $Nil; 2000 - $42,000) for interest amounts owed to these directors.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

9.   INCOME  TAXES

     Deferred income taxes reflect the tax effect of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred income tax assets are as follows:

     ===========================================================================
                                            2002          2001          2000
     ---------------------------------------------------------------------------
     Deferred income tax assets
       Net operating loss
         and credit
         Carryforwards                  $ 3,900,000   $ 2,900,000   $ 1,933,000
       Temporary differences
         on property and
         Equipment depreciation              (1,000)       (1,000)         (600)
     ---------------------------------------------------------------------------
     Gross deferred tax assets            3,899,000     2,899,000     1,932,400
     Valuation allowance                 (3,899,000)   (2,899,000)   (1,932,400)
     ---------------------------------------------------------------------------
                                        $         0   $         0   $         0
     ===========================================================================

     As at June 30, 2002 the Company's net operating loss carryforwards for income tax purposes were approximately $8,300,000. If not utilized, they will start to expire in 2017.

10.  CONTINGENCIES

(a) A dispute exists between West Virginia University Research Corporation ("WVURC") and the Company with respect to the development work performed by WVURC on the Plasma Ignition System and the Counterfeit Detection Technology. The Company has included in its accounts the amount alleged by WVURC to be owing to WVURC of $397,296, however, it is the opinion of management that this amount should be reduced to an amount not greater than $43,052. Management intends to defend this position. As the actual outcome cannot be determined at this time, any adjustments required will be recorded by the Company when settlement occurs.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

10.  CONTINGENCIES  (Continued)

     (b) Integral Technologies, Inc., Antek, ETC. and Jack Parsons, a director of the Company, were defendants in a lawsuit filed in May 2000 in the United States District Court for the Northern District of West Virginia by IAS Communications, Inc. ("IAS"). IAS claimed that, pursuant to agreement by and among IAS, ICI and ETC, IAS acquired the exclusive right to commercial applications of certain patented and proprietary antenna technology developed at West Virginia University and ETC acquired exclusive rights to military applications of such technology. IAS claimed that ETC breached its agreement by pursuing commercial applications of the technology. IAS further claimed that all defendants misappropriated certain trade secrets and interfered with IAS's economic relations. In addition, IAS claimed that Jack Parsons breached certain fiduciary duties, IAS sought an injunctive relief prohibiting the defendants from disclosing certain information related to the technology; an order requiring defendants to account for any profits from the alleged conduct, return any proprietary materials to IAS and destroy all devices created in violations of IAS's rights; and a money judgement in an amount to be determined at trial, but no less than $15,000,000.

          On September 6, 2001, the United States District Court Magistrate Judge recommended that the action filed by IAS against the Company and its subsidiaries be dismissed with prejudice. The Magistrate Judge entered his order after IAS failed to appear at prior court hearings, failed to provide information ordered to be produced by the Magistrate Judge and ordered IAS to pay certain costs and attorney's fees to the Company and its subsidiaries. By Court Order dated September 24, 2001, the U.S. District Court Judge adopted the Magistrate Judge's recommendation and ordered the case be dismissed with prejudice from the Court's docket. Accordingly, no further claims by IAS Communications against the Company and its subsidiaries exist in this litigation.

     (c) On August 9, 2000, the Company filed a Petition for Order to Compel Arbitration against Joffre Rolland in the District Court of Clark County, State of Nevada. The purpose of the Petition for Order to Compel Arbitration was to require Joffre Rolland, a former employee, to arbitrate employment issues that had arisen under contracts he had entered into with the Company. On November 3, 2000, the Nevada State Court ordered Joffre Rolland to arbitrate the dispute in the State of Nevada. Instead of arbitrating as required by the Nevada State Court Order, Joffre Rolland and Robin Rolland (the "Rollands') filed suit against the Company and ETC in October 2000 in the Circuit Court of Harrison County, West Virginia. The Rollands' complaint alleges that the Rollands suffered damages and are seeking in excess of $18 million in damages (including at least $18 million for lost sales royalties) for their claims for relief. The Company filed a petition in the U.S. District Court, District of Nevada, for an order compelling arbitration. On June 6, 2001, the U.S. District Court in Nevada order the dispute between the parties be arbitrated in Nevada, and that the action pending before the West Virginia State Court be stayed pending completion of the arbitration. The parties have commenced the process of arbitration. Management intends to vigorously defend against these claims. As the outcome of this litigation cannot be determined at this time, any adjustments required will be recorded by the Company when the outcome becomes determinable.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
YEARS  ENDED  JUNE  30,  2002,  2001  AND  2000
(U.S.  DOLLARS)

================================================================================

11.  SUBSEQUENT  EVENT

     On July 1, 2002, the Company executed new employment agreements with the Chairman, CEO and Treasurer of the Company and the President, Secretary and CFO of the Company. Each employment agreement provides for a two year term, an annual salary of $170,000 and fully-vested options to purchase 415,000 shares of the Company's common stock at an exercise price of $1.00 per share, exercisable after January 1, 2003 and expire December 31, 2005.

12.  COMPREHENSIVE  LOSS

     ===========================================================================
                                                                   PERIOD FROM
                                                                  FEBRUARY 12,
                                                                      1996
                                                                   (INCEPTION)
                                                                     THROUGH
                           2002          2001          2000       JUNE 30, 2002
     ---------------------------------------------------------------------------
     Net loss          $(3,836,191)  $(4,000,169)  $(1,537,402)  $  (12,882,216)
     Other
       Comprehensive
       Income (loss)             0           (26)        1,614           46,267
     ---------------------------------------------------------------------------
     Comprehensive

       Loss            $(3,836,191)  $(4,000,195)  $(1,535,788)  $  (12,835,949)
     ===========================================================================

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(U.S. DOLLARS)

==============================================================================================
                                                                 SEPTEMBER 30,     JUNE 30,
                                                                     2002            2002
----------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                                                          $       73,422   $    267,795
  Accounts receivable                                                   15,767         15,767
  Prepaid expenses                                                       8,093         15,093
----------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                    97,282        298,655
PROPERTY AND EQUIPMENT                                                  72,340         78,583
INVESTMENTS                                                                  1              1
----------------------------------------------------------------------------------------------

TOTAL ASSETS                                                    $      169,623   $    377,239
==============================================================================================

LIABILITIES

CURRENT
  Accounts payable and accruals                                 $      701,976   $    657,107
  Due to West Virginia University Research Corporation                 397,296        397,296
  Customer deposits                                                     13,232         13,232
----------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                            1,112,504      1,067,635
----------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
PREFERRED STOCK AND PAID-IN CAPITAL IN EXCESS OF $0.001
PAR VALUE
  20,000,000  Shares authorized
     439,610  June 30, 2002 - 439,610) issued and
              outstanding                                              439,610        439,610
COMMON STOCK AND PAID IN CAPITAL IN EXCESS OF $0.001
PAR VALUE
  50,000,000  Shares authorized
  30,787,562  (June 30, 2002 - 30,787,562) issued and
               outstanding                                          12,116,450     12,116,450
SUBSCRIPTIONS RECEIVABLE                                                     0              0
PROMISSORY NOTES RECEIVABLE                                            (66,500)       (66,500)
OTHER COMPREHENSIVE INCOME                                              46,267         46,267
DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                   (13,478,708)   (13,226,223)
----------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                            (942,881)      (690,396)
----------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $      169,623   $    377,239
==============================================================================================


See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(U.S. DOLLARS)

==================================================================================
                                                                  PERIOD FROM
                                                               FEBRUARY 12, 1996
                                      THREE MONTHS ENDED          (INCEPTION)
                                         SEPTEMBER 30,                 TO
                                      2002          2001       SEPTEMBER 30, 2002
----------------------------------------------------------------------------------
REVENUE                           $     4,398   $    20,882   $           219,710
COST OF SALES                               0        11,968               216,016
----------------------------------------------------------------------------------
                                        4,398         8,914                 3,694
----------------------------------------------------------------------------------

EXPENSES
  Salaries and benefits               111,717       188,369             2,901,072
  Consulting                           48,036       213,256             1,758,360
  General and administrative           26,734        10,145               475,636
  Legal and accounting                 19,805        27,435             1,044,323
  Travel and entertainment             19,791        24,749               669,580
  Rent                                  7,252         9,831               229,032
  Telephone                             7,160         7,887               234,568
  Advertising                           4,500         2,698               266,395
  Research and development                450         4,691             1,243,971
  Bank charges and interest, net          185         3,082               106,542
  Remuneration pursuant to
   proprietary, non-competition
   agreement                                0             0               711,000
  Financing fees                            0             0               104,542
  Write-off of investments                  0             0             1,249,999
  Interest on beneficial
    conversion feature                      0             0               566,456
  Write-down of license and
    operating assets                        0             0             1,855,619
  Bad debts                                 0        14,500                65,818
  Depreciation and amortization         5,758         3,481               252,830
----------------------------------------------------------------------------------
                                      251,388       510,124            13,735,743
----------------------------------------------------------------------------------

LOSS BEFORE EXTRAORDINARY ITEM        246,990       501,210           (13,732,049)
EXTRAORDINARY ITEM
  Cancellation of debt                      0             0              (602,843)
----------------------------------------------------------------------------------

NET LOSS FOR PERIOD               $   246,990   $   501,210   $        13,129,206
==================================================================================
NET LOSS PER COMMON SHARE         $     (0.01)  $     (0.02)
==================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING        30,787,562    27,064,839
==================================================================================


See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(UNAUDITED)
(U.S.  DOLLARS)

=================================================================================================================================
                                                COMMON                  PREFERRED
                                              STOCK AND                 STOCK AND
                                 SHARES OF     PAID-IN     SHARES OF     PAID-IN
                                   COMMON      CAPITAL     PREFERRED     CAPITAL     PROMISSORY                        OTHER
                                   STOCK      IN EXCESS      STOCK      IN EXCESS      NOTES           SHARE       COMPREHENSIVE
                                   ISSUED       OF PAR       ISSUED      OF PAR      RECEIVABLE    SUBSCRIPTIONS       INCOME
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 2001           26,949,062  $ 8,900,983     564,410   $  564,410   $   (58,500)  $       50,000   $       46,267
Proprietary non-competition
  agreement                         450,000      711,000           0            0             0                0                0
  Held in escrow                    700,000            0           0            0             0                0                0
  Exercise of options             2,263,500      971,200           0            0       (15,000)         (10,000)               0
  Exercise of warrants              325,000      130,000           0            0             0                0                0
  Subscriptions                     100,000       40,000           0            0             0          (40,000)               0
  Stock option compensation               0      415,685           0            0             0                0                0
  Shares released from escrow             0      954,582           0            0             0                0                0
  Dividends on preferred shares           0            0           0            0             0                0                0
  Redeemed shares                         0            0    (124,800)    (124,800)            0                0                0
  Write-off of promissory note
    Receivable                            0       (7,000)          0            0         7,000                0                0
Net loss for year                         0            0           0            0             0                0                0
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 2002           30,787,562   12,116,450     439,610      439,610       (66,500)               0           46,267
Dividends on Preferred Shares             0            0           0            0             0                0                0
Net Loss for Year                         0            0           0            0             0                0                0
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, SEPTEMBER 30, 2002      30,787,562  $12,116,450     439,610   $  439,610   $   (66,500)  $            0   $       46,267
=================================================================================================================================


===============================================================
                                    DEFICIT
                                  ACCUMULATED
                                  DURING THE         TOTAL
                                  DEVELOPMENT    STOCKHOLDERS'
                                     STAGE          EQUITY
---------------------------------------------------------------
BALANCE, JUNE 30, 2001           $ (9,176,745)  $      326,415
Proprietary non-competition
  agreement                                 0          711,000
  Held in escrow                            0                0
  Exercise of options                       0          946,200
  Exercise of warrants                      0          130,000
  Subscriptions                             0                0
  Stock option compensation                 0          415,685
  Shares released from escrow               0          954,582
  Dividends on preferred shares       (26,087)         (26,087)
  Redeemed shares                    (187,200)        (312,000)
  Write-off of promissory note
    Receivable                              0                0
Net loss for year                  (3,836,191)      (3,836,191)
---------------------------------------------------------------

BALANCE, JUNE 30, 2002            (13,226,223)        (690,396)
Dividends on Preferred Shares          (5,495)          (5,495)
Net Loss for Year                    (246,990)        (246,990)
---------------------------------------------------------------

BALANCE, SEPTEMBER 30, 2002      $(13,478,708)  $     (942,881)
===============================================================


See notes to consolidated financial statements.

INTEGRAL  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
(UNAUDITED)
(U.S.  DOLLARS)

=====================================================================================================================
                                                                                                    PERIOD FROM
                                                                                                    FEBRUARY 12,
                                                                                                        1996
                                                                        THREE MONTHS ENDED          (INCEPTION)
                                                                            SEPTEMBER 30,             THROUGH
                                                                         2002         2001       SEPTEMBER 30, 2002
--------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net loss                                                            $ (246,990)  $ (501,210)  $       (13,129,206)
  Items not involving cash
   Write-down of investment                                                    0            0             1,249,999
    Proprietary, non-competition agreement                                     0            0               711,000
    Depreciation and amortization                                          6,243        5,300               277,601
    Extraordinary item                                                         0            0              (602,843)
    Consulting services and financing fees                                     0            0               671,900
    Stock option compensation benefit                                          0      178,310               806,748
    Interest on beneficial conversion                                          0            0               566,456
    Settlement of lawsuit                                                      0            0                15,000
    Write-down of license and operating assets                                 0            0             1,853,542
    Bad debts                                                                  0       14,500                65,818
CHANGES IN NON-CASH WORKING CAPITAL
  Due from affiliated company                                                  0            0              (116,000)
  Notes and account receivable                                                 0            0              (113,086)
  Inventory                                                                    0            0               (46,842)
  Prepaid expenses                                                         7,000            0                (8,093)
  Deferred revenue                                                             0            0                13,232
  Other                                                                        0            0                (2,609)
  Accounts payable and accruals                                           39,374       91,649               867,573
  Due to West Virginia University Research Corporation                         0            0               397,296
--------------------------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                                       (194,373)    (211,451)           (6,522,514)
--------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Purchase of property, equipment and intangible assets                        0            0              (200,936)
  Assets acquired and liabilities assumed on purchase of subsidiary            0            0              (129,474)
  Investment purchase                                                          0            0            (2,000,000)
  License agreement                                                            0            0              (124,835)
--------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                              0            0            (2,455,245)
--------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Repayment of loan                                                            0            0               (45,000)
  Repayments to stockholders                                                   0            0               (94,046)
  Issuance of common stock                                                     0      180,000             7,643,096
  Advances from stockholders (net of repayments)                               0            0             1,078,284
  Share issue cost                                                             0            0              (227,420)
  Subscriptions received                                                       0       50,000                50,000
  Proceeds from convertible debentures                                         0            0               600,000
--------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                          0      230,000             9,004,914
--------------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN CURRENCY TRANSLATION
  ON CASH                                                                      0            0                46,267
--------------------------------------------------------------------------------------------------------------------
INFLOW (OUTFLOW) OF CASH                                                (194,373)      18,549                73,422
CASH, BEGINNING OF PERIOD                                                267,795       69,556                     0
--------------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                                   $   73,422   $   88,105   $            73,422
=====================================================================================================================


See notes to consolidated financial statements.

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED SEPTEMBER 30, 2002
(UNAUDITED)
(U.S. DOLLARS)

================================================================================

1.   BASIS  OF  PRESENTATION

     These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited consolidated financial statements filed as part of the Company's June 30, 2002 Form 10-KSB.

     In the opinion of the Company's management, these consolidated financial statements reflect all adjustments necessary to present fairly the Company's consolidated financial position at September 30, 2002 and June 30, 2002 and the consolidated results of operations and the consolidated statements of cash flows for the three months ended September 30, 2001 and 2002. The results of operations for the three months ended September 30, 2002 are not necessarily indicative of the results to be expected for the entire fiscal year.

2.   STOCKHOLDERS'  EQUITY

     During  the  period,  the  Company:

     (a) Pursuant to the 2001 Plan, the Company granted a total of 1,030,000 fully vested stock options to directors and employees of the Company at an exercise price of $1.00 per share of which 200,000 stock options expire on August 31, 2003 and 830,000 stock options expire on December 31, 2005.

     (b) The following table summarizes the Company's stock option activity for the period:

          ======================================================================
                                                     2001
          ----------------------------------------------------------------------
                                                                       Weighted
                                                          Exercise      Average
                                             Number        Price       Exercise
                                            of Shares    Per Share       Price
          ----------------------------------------------------------------------
          Balance, June 30, 2002            1,305,000  $0.40 to $1.50  $    0.76
          Granted during the period         1,030,000  $         1.00       1.00
          ----------------------------------------------------------------------
          Balance, September 30, 2002       2,335,000  $0.40 to $1.50  $    0.87
          ======================================================================

INTEGRAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
THREE MONTHS ENDED SEPTEMBER 30, 2002
(UNAUDITED)
(U.S. DOLLARS)

================================================================================

2.   STOCKHOLDERS'  EQUITY  (Continued)

     (c) The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $Nil was recognized as wages expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option - pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:

          ======================================================================

          Net loss, as reported                                       $(246,990)
          Net loss, pro-forma                                          (474,144)
          Net loss per share, as reported                             $   (0.01)
          Net loss per share, pro-forma                               $   (0.01)
          ======================================================================

          The fair value of each option grant is calculated using the following weighted average assumption:

          ======================================================================

          Expected life (years)                                             2.2
          Interest rate                                                    3.00%
          Volatility                                                      51.50%
          Dividend yield                                                   0.00%
          ======================================================================

     (d) Subsequent to September 30, 2002, the Company agreed to settle the non-usage fee of $104,541 due to Swartz by issuing 144,793 shares of common stock.

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Integral's Articles of Incorporation and Bylaws provided Integral may indemnify a controlling person, officer or director from liability for acting in such capacities, to the full extent permitted by the law of the State of Nevada. The Articles of Incorporation further provide that, to the full extent permitted by the Nevada Corporation Code, as the same exists or may hereafter be amended, a director or officer of Integral shall not be liable to Integral or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     SEC  filing  fee  for  Registration  Statement:          $6,936.93
     Accounting  Fees                                         $10,000
     Legal  Fees  and  Expenses                               $45,000
     Miscellaneous                                            $5,000
          Total:                                              $66,936.93

All of the expenses above have been or will be paid by the company.


                    RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of securities of the Company without registration within the past three fiscal years.

     (a) In July 1999, the Company issued 50,000 shares of its common stock to one person for consulting services rendered to the Company which were valued at $13,000. This transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

     (b) In September 1999, the Company issued an aggregate 664,410 shares of its Series A Convertible Preferred Stock ("Series A Stock") to its officers and directors. William S. Robinson received 175,000 shares of Series A Stock in lieu of $175,000 in accrued salaries through September 30, 1999 and 267,197 shares of Series A Stock as repayment of $267,197 in loans made to the Company. William A. Ince received 175,000 shares of Series A Stock in lieu of $175,000 in accrued salaries through September 30, 1999 and 47,213 shares of Series A Stock in repayment of $47,213 in loans made to the Company. Messrs. Robinson and Ince as officers and directors of the Company are therefore considered accredited investors under applicable securities laws. This transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

     (c) In November 1999, the Company issued a total of 405,000 shares of its common stock to members of its employee benefit and consulting services plan who exercised, in July and September 1999, their options previously granted under the plan. The exercise price of the issued shares ranged between $.15 and $.20 per share. One person paid the exercise price in the form of services rendered which was valued at $11,250 and the other persons paid the exercise price in cash in an aggregate amount of $65,750. These transactions did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (d) In February 2000, the Company issued 50,000 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the issued shares was $.15 per share and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (e) In February 2000, the Company issued 200,000 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the issued shares was $.20 per share and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (f) In March 2000, the Company issued 87,500 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the issued shares was $.23 per share and the exercise price was paid in the form of services rendered and valued at $20,125. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (g) In March 2000, the Company completed a private placement with 10 investors and sold 2,650,000 shares of its common stock and warrants in order to purchase 1,325,000 shares of its common stock at an exercise price of $1.80 per share. Aggregate proceeds were $3,976,325. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

     (h) In April 2000, the Company issued 287,500 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares ranged between $.15 and $.40 per share and the exercise price was paid in the form of services rendered and valued at $65,000. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (i) In April 2000, the Company issued 80,000 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares was $.20 per share and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (j) In May 2000, the Company entered into an Investment Agreement and a Registration Rights Agreement with Swartz Private Equity, LLC ("Swartz"). Pursuant to the terms of the Investment Agreement, the Company may, in its sole discretion and subject to certain restrictions, periodically sell ('put") shares of common stock to Swartz for up to $25,000,000. In partial consideration of the Investment Agreement, the Company issued a Commitment Warrants to Swartz to purchase 495,000 shares of Common Stock for five years, at an adjusted exercise price of $.50 per share. The Company believes that these transactions are exempt from registration pursuant to
     Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. Following is a summary of completed put transactions to date:

                        Price Per     Gross                       Warrant
Put Date    No. Shares    Share      Proceeds   No. Warrants   Exercise Price
                                                               (as adjusted)
------------------------------------------------------------------------------

09-28-2000      81,885  $     1.25  $  102,356         8,189  $         0.5126

09-26-2001      67,635  $     0.45  $   30,436         6,764  $          0.561

12-12-2001     547,865  $     1.34  $  734,139        54,787  $         1.0406

01-23-2002      51,000  $     1.30  $   66,300         5,100  $          0.814

02-28-2002     109,475  $     1.13  $  123,707        10,948  $          1.188

TOTALS         857,960              $1,056,938        85,788

     (k) In June 2000, the Company issued 135,000 shares pursuant to its employee benefit and consulting services plan to two individuals in consideration for two one year promissory notes bearing an 8% interest rate. The exercise price was $.20 per share. One promissory note is in the amount of $20,000 and the other is in the amount of $7,500. These transactions did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that transactions were exempt from registration pursuant to Rule 701 of the Securities Act.

     (l) On December 28, 2000, the Company issued 20,000 shares of its common stock to one person upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The Company issued the shares in consideration for the payment of $3,000. This transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (m) In January 2001, the Company issued an aggregate of 517,000 shares of its common stock to six persons upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The options had various exercise prices, ranging from $0.15 to $1.16 per share. The Company issued the shares in consideration for an aggregate of $91,500. These transactions did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that each transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (n) In April 2001, the Company issued 100,000 shares of its common stock to one person upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The exercise price of the shares was $.40 per share, and the exercise price was paid in the form of services rendered (valued at $40,000). The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. Integral believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (o) In August 2001, the Company issued an aggregate of 858,500 shares of its common stock to 3 persons (including two officers) upon exercise of options pursuant to the Employee Benefit and Consulting Services Compensation Plan. The options had various exercise prices, ranging from $0.15 to $.33 per share. The Company issued the shares in consideration for an aggregate of $52,305 in cash and $124,200 in lieu of accrued salaries payable. These transactions did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that each transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (p) In September 2001, the Company issued an aggregate of 325,000 shares to eight persons pursuant to the exercise of warrants previously issued in connection with a private placement in March 2000, for aggregate proceeds of $130,000. In August 2001, the exercise price of the warrants had been temporarily reduced from $1.80 to $.40 per share through September 2001. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

     (q) In January 2002, the Company issued 100,000 shares of its common stock pursuant to its employee benefit and consulting services plan to one person. The exercise price of the shares was $.40 per share and the exercise price was paid in cash. The transaction did not involve any public offering, the securities were issued under a plan structured in compliance with Rule 701 of the Securities Act, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Rule 701 of the Securities Act.

     (r) In January 2002, the Company issued an aggregate of 450,000 shares of common stock to two employees in consideration of the execution of a "Proprietary, Non-Disclosure and Non-Solicitation Agreement" by each person. A restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D.

     (s) In October 2002, the Company issued 144,793 shares of restricted common stock to Swartz Private Equity, LLC ("Swartz"), pursuant to an agreement to settle a non-use fee of $104,541.84 that had accrued pursuant to the Investment Agreement between the Company and Swartz. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

     (t) On November 29, 2002, the Company completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock within two years at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, the Company agreed to use its best efforts to register the shares of common stock (including the shares underlying the warrants) for resale by the investors within 180 after the close of the offering. The transaction did not involve any public offering, no sales commissions were paid and a restrictive legend was placed on each certificate evidencing the shares. The Company believes that the transaction was exempt from registration pursuant to Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

                                LIST OF EXHIBITS

Exhibit Number  Description
--------------  -----------


3.1            Articles  of  Incorporation,  as amended and currently in effect.
               (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

3.2            Bylaws,  as  amended  and  restated  on  December  31,  1997.
               (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

4.1 Form of Securities Purchase Agreement between Integral and certain parties related to the purchase of Integral common stock. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.2 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 4.1. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.3 Investment Agreement dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC. (Incorporated by reference to
               Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.4 Warrant to purchase common stock issued to Swartz Private Equity, LLC on May 11, 2000, exercisable to purchase an aggregate of 495,000 shares of common stock at $1.306 per share (subject to adjustment) until December 13, 2004, granted to Swartz in connection with the offering of securities described in Exhibit
               4.3. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.5 Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC, related to the registration of the common stock to be sold pursuant to Exhibit
               4.3. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.6 Warrant to Purchase Common Stock to be issued from time to time in connection with the offering of securities described in
               Exhibit 4.3. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.7 Warrant Side Agreement dated May 11, 2000 between Integral and Swartz related to the offering of securities described in Exhibit
               4.3. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.9 Form of Addendum Letter dated August 16, 2001 sent by Integral to the ten holders of warrants issued March 31, 2000 in connection with the offering described in Exhibits 4.1 and 4.2. (Incorporated by reference to Exhibit 4.9 of the Company's Form 10-KSB for the year ended June 30, 2001.)

5.4            Legal opinion of Futro & Trauernicht LLC (filed herewith).

10.12 Integral Technologies, Inc. 2001 Stock Plan dated January 2, 2001, as amended December 17, 2001. (Incorporated by reference to Exhibit 10.12 of Integral's registration statement on Form S-8 (file no. 333-76058).)

10.13 Employment Agreement between Integral and William S. Robinson dated July 1, 2002. (Incorporated by reference to Exhibit 10.13 of Integral's Form 10-KSB for the year ended June 30, 2002.)

10.14 Employment Agreement between Integral and William A. Ince dated July 1, 2002. (Incorporated by reference to Exhibit 10.14 of Integral's Form 10-KSB for the year ended June 30, 2002.)

21.3 List of Subsidiaries. (Incorporated by reference to Exhibit 21.3 of the Registrant's Form 10-KSB for the year ended June 30, 2001.)

23.7           Consent of auditors, Pannell Kerr Forster. (filed herewith.)

23.8 Consent of counsel, Futro & Trauernicht LLC. (Incorporated by reference to Exhibit 5.4.)


                                  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

     (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby undertakes to include the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the
opinion  of  its  counsel  the  matter         has  been  settled by controlling
precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bellingham, State of Washington, on December 18, 2002.

                               INTEGRAL  TECHNOLOGIES,  INC.

                               By:  /s/  William  S.  Robinson
                                    --------------------------------------------
                                    William S. Robinson, Chief Executive Officer

     In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name                              Title                       Date
----                              -----                       ----

/s/  William  S.  Robinson    Chairman,  Chief  Executive      December 18, 2002
---------------------------   Officer, Treasurer and Director
William  S.  Robinson

/s/  William  A.  Ince        President, Secretary, Chief      December 18, 2002
---------------------------   Financial Officer and Director
William  A.  Ince

                                  EXHIBIT INDEX


Exhibit Number  Description
--------------  -----------

3.1            Articles  of  Incorporation,  as amended and currently in effect.
               (Incorporated by reference to Exhibit 3.1 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

3.2            Bylaws,  as  amended  and  restated  on  December  31,  1997.
               (Incorporated by reference to Exhibit 3.2 of Integral's registration statement on Form 10-SB (file no. 0-28353) filed December 2, 1999.)

4.1 Form of Securities Purchase Agreement between Integral and certain parties related to the purchase of Integral common stock. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.2 Form of Common Stock Purchase Warrant related to the offering of securities described in Exhibit 4.1. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.3 Investment Agreement dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC. (Incorporated by reference to
               Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.4 Warrant to purchase common stock issued to Swartz Private Equity, LLC on May 11, 2000, exercisable to purchase an aggregate of 495,000 shares of common stock at $1.306 per share (subject to adjustment) until December 13, 2004, granted to Swartz in connection with the offering of securities described in Exhibit
               4.3. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.5 Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz Private Equity, LLC, related to the registration of the common stock to be sold pursuant to Exhibit
               4.3. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.6 Warrant to Purchase Common Stock to be issued from time to time in connection with the offering of securities described in
               Exhibit 4.3. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.7 Warrant Side Agreement dated May 11, 2000 between Integral and Swartz related to the offering of securities described in Exhibit
               4.3. (Incorporated by reference to Exhibit 4.1 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.9 Form of Addendum Letter dated August 16, 2001 sent by Integral to the ten holders of warrants issued March 31, 2000 in connection with the offering described in Exhibits 4.1 and 4.2. (Incorporated by reference to Exhibit 4.9 of the Company's Form 10-KSB for the year ended June 30, 2001.)

5.4            Legal opinion of Futro & Trauernicht LLC (filed herewith).

10.12 Integral Technologies, Inc. 2001 Stock Plan dated January 2, 2001, as amended December 17, 2001. (Incorporated by reference to Exhibit 10.12 of Integral's registration statement on Form S-8 (file no. 333-76058).)

10.13 Employment Agreement between Integral and William S. Robinson dated July 1, 2002. (Incorporated by reference to Exhibit 10.13 of Integral's Form 10-KSB for the year ended June 30, 2002.)

10.14 Employment Agreement between Integral and William A. Ince dated July 1, 2002. (Incorporated by reference to Exhibit 10.14 of Integral's Form 10-KSB for the year ended June 30, 2002.)

21.3 List of Subsidiaries. (Incorporated by reference to Exhibit 21.3 of the Registrant's Form 10-KSB for the year ended June 30, 2001.)

23.7           Consent of auditors, Pannell Kerr Forster. (filed herewith.)

23.8 Consent of counsel, Futro & Trauernicht LLC. (Incorporated by reference to Exhibit 5.4.)